UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

PILGRIM’S PRIDE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Pilgrim’s Stockholders:

Throughout 2024, our team focused on a leadership mindset to elevate our performance. To that end, we emphasized our commitment to team member safety and development along with continued execution of our strategies. As a result, we generated strong results for our business and reinforced the foundation for continued profitable growth.

In the U.S., our diversified Fresh chicken portfolio across industry segments and product attributes benefited from increased demand. Key Customer partnerships in Case Ready and Small Birds drove significant growth in QSRs, Retail, and Deli. Our margins in Big Bird expanded from enhanced commodity cutout values, lower input costs, and progress in operational excellence. Diversification efforts through value added products continues to gain momentum as Prepared Foods’ net sales grew nearly 12% from last year. Our fully cooked offerings in Just Bare continue to be exceptionally well received as share increased by over 200 basis points compared to last year. Commerce remains a key growth enabler as digitally influenced sales grew 30% versus 2023.

We’ve made substantial progress in our profitability journey in Europe. To that end, we’ve integrated our three legacy businesses into our “One Europe” management model, creating a more lean, nimble, and Key Customer focused organization. We’ve also continued to make progress in our manufacturing network optimization, improving mix and productivity. Our diversification efforts through branded offerings continue to gain traction as Fridge Raiders and Richmond grew above category averages. Innovation remains a key priority as we launched over 700 new items during the year, reinforcing the foundation for continued growth.

Mexico also realized strong performance. In the commodity market, balanced supply/demand fundamentals, along with lower input costs, drove incremental profitability. In Fresh, our sales to Key Customers grew double digits and Prepared Foods continues to grow its marketplace presence, further diversifying our portfolio. Efforts to expand our production capabilities across both Fresh and Prepared Foods remained on schedule.

We continue to drive sustainability deeper in our organization. To that end, all regions once again improved their Scope 1&2 emissions intensity compared to last year. We also leveraged our methane capture capabilities to collaborate with leading industry partners to create renewable natural gas production. Team member development is also top of our mind. To date, over 350 team members or their family members have signed up for tuition support through our Better Futures program. In Hometown Strong, since its inception, we have funded over $15 million in local projects to support the communities in which we operate.

For fiscal year 2024, we had net sales of $17.9 billion, generating net income of $1.1 billion and GAAP EPS of $4.57. Our adjusted EBITDA* (Earnings Before Interest, Taxes Depreciation and Amortization) was $2.2 billion, or a 12.4% margin.

Moving forward, we will continue our unwavering commitment to our values, team member safety and well-being, and execution of our strategies. When these efforts are combined with our leadership mindset, we can accelerate our growth for 2025 and beyond. As a result, we can take yet another step in our journey to become the best and most respected company in our industry.

Thank you for your continued support.

/s/ Fabio Sandri
Fabio Sandri
President and Global Chief Executive Officer, Pilgrim’s Pride Corporation

* For a reconciliation of this non-GAAP financial measure to the comparable GAAP measure, please see Annex A to this proxy statement.

Pilgrim’s Pride Corporation
1770 Promontory Circle
Greeley, Colorado 80634
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 30, 2025
The annual meeting of stockholders of Pilgrim’s Pride Corporation will be held at Pilgrim’s Pride corporate headquarters, at 1770 Promontory Circle, Greeley, Colorado, on Wednesday, April 30, 2025, at 8:00 a.m., local time, to consider and vote on the following matters:
1.To elect Gilberto Tomazoni, Wesley Mendonça Batista, Joesley Mendonça Batista, Andre Nogueira de Souza, Farha Aslam, Raul Padilla, Joanita Karoleski, and Ajay Menon as the eight JBS Directors;
2.To elect Wallim Cruz de Vasconcellos Junior and Arquimedes A. Celis as the two Equity Directors;
3.To conduct a stockholder advisory vote on executive compensation;
4.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025;
5.To approve the Amended and Restated Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan;
6.To transact such other business as may properly be brought before the meeting or any adjournment thereof.
No other matters are expected to be voted on at the annual meeting.
The Board of Directors has fixed the close of business on March 20, 2025, as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting. If you owned shares of our common stock at the close of business on that date, you are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, please vote at your earliest convenience. Most stockholders have three options for submitting their votes prior to the meeting:
(1)    via the internet;
(2)    by telephone; or
(3)    by mail.
Please refer to the specific instructions set forth on the enclosed proxy card (if you are a stockholder of record) or voting instruction form (if you hold shares through a bank, broker or other nominee). Admission to the annual meeting will be limited to our stockholders, proxy holders and invited guests. If you are a stockholder of record, please bring a form of government-issued photo identification to the annual meeting. If you hold shares through a bank, broker or other nominee, please bring a form of government-issued photo identification and proof of beneficial ownership (such as a brokerage statement), and, if you wish to vote your shares in person, a signed legal proxy from the stockholder of record.

FABIO SANDRI
Greeley, Colorado	President and
April 3, 2025	Chief Executive Officer

YOUR VOTE IS IMPORTANT!
PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM OR VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON April 30, 2025: The Proxy Statement and the 2024 Annual Report on Form 10-K are available at www.proxyvote.com. Enter the 16-digit control number located on the proxy card and click “Continue to Vote.”

Pilgrim’s Pride Corporation
1770 Promontory Circle
Greeley, Colorado 80634

PROXY STATEMENT
GENERAL INFORMATION
Why did I receive this proxy statement?
The Board of Directors (the “Board of Directors” or the “Board”) of Pilgrim’s Pride Corporation is soliciting stockholder proxies for use at our annual meeting of stockholders to be held at the Pilgrim’s Pride corporate headquarters, at 1770 Promontory Circle, Greeley, Colorado, on Wednesday, April 30, 2025, at 8:00 a.m., local time, and any adjournments thereof (the “Annual Meeting” or the “meeting”). This proxy statement, the accompanying proxy card, and the 2024 annual report are being mailed to stockholders on or about April 2, 2025. Throughout this proxy statement, we will refer to Pilgrim’s Pride Corporation as “Pilgrim’s Pride,” “Pilgrim’s,” “PPC,” “we,” “us” or the “Company.”
What is the record date for the Annual Meeting and why is it important?
The Board of Directors has fixed March 20, 2025 as the record date for determining stockholders who are entitled to vote at the Annual Meeting (the “Record Date”). At the close of business on the Record Date, Pilgrim’s Pride had 237,362,204 shares of common stock outstanding, par value $0.01 per share.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most stockholders of Pilgrim’s Pride hold their shares through a broker, bank, or other nominee, rather than of record directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholders of Record: If your shares are registered directly in your name with our transfer agent, you are considered a stockholder of record with respect to those shares. As a stockholder of record, you have the right to vote in person at the meeting.
Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered a beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your broker on how to vote your shares, and you are also invited to attend the meeting. Since you are not a stockholder of record, however, you may not vote your shares in person at the meeting unless you obtain a signed proxy from the holder of record giving you the right to vote the shares.
How do I attend and get admitted to the Annual Meeting?
You are entitled to attend the Annual Meeting only if you were a Pilgrim’s Pride stockholder as of the close of business on March 20, 2025 or if you hold a valid proxy for the Annual Meeting. If you plan to attend the physical meeting, please be aware of what you will need for admission as described below. If you do not provide a government-issued photo identification and comply with the other procedures described here for attending the Annual Meeting in person, you will not be admitted to the meeting location. We reserve the right to deny admission to any person who may pose a threat to the safety of stockholders or other meeting participants, and we reserve the right to implement additional procedures to ensure the security and safety of meeting attendees.
Stockholders of Record: If your shares are registered directly in your name with our transfer agent, your shares will be on a list maintained by the inspector of elections. You must present a government-issued photo identification, such as a driver’s license, state-issued ID card, or passport.
Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a government-issued photo identification, such as a driver’s license, state-issued ID card, or passport.
For directions to the meeting, please contact our General Counsel at Pilgrim’s Pride Corporation, 1770 Promontory Circle, Greeley, Colorado 80634.
What is a proxy?
A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the proxies appointed by the Board and identified on the proxy card the authority to vote your shares in the manner you indicate on your proxy card.
What if I receive more than one proxy card?
You will receive multiple proxy cards if you hold shares of our common stock in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held in “street name” (i.e., by a broker, bank or other nominee), you will receive your proxy card or voting instruction form from your nominee, and you must return your voting instruction form to that nominee. You should complete, sign, and return each proxy card or voting instruction form you receive.
What are the voting rights of the common stock?
Each holder of record of our common stock on the Record Date is entitled to cast one vote per share on each matter presented at the meeting.
What are the two categories of Directors?
The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for a specified number of JBS Directors and Equity Directors, based upon the percentage ownership of JBS S.A. (“JBS”) in the Company.
JBS Directors are the eight Directors designated as JBS Directors pursuant to the terms of the Company’s Certificate of Incorporation or their successors nominated or appointed by the JBS Directors’ nominating committee (the “JBS Nominating Committee”). The current JBS Directors are Gilberto Tomazoni, Wesley Mendonça Batista, Joesley Mendonça Batista, Andre Nogueira de Souza, Farha Aslam, Raul Padilla, Joanita Karoleski, and Ajay Menon.
Equity Directors are the two Directors designated as Equity Directors pursuant to the terms of the Company’s Certificate of Incorporation or their successors nominated or appointed by the Equity Directors nominating committee (the “Equity Nominating Committee”) or any stockholders other than JBS and its affiliates (“Minority Investors”). The current Equity Directors are Wallim Cruz de Vasconcellos Junior and Arquimedes A. Celis.
What are the differences between the categories of Directors?
All of our Directors serve equal one-year terms. However, only JBS Directors can serve as members of the JBS Nominating Committee, and only Equity Directors can serve as members of the Equity Nominating Committee.
The Stockholders Agreement between us and an affiliate of JBS dated December 28, 2009 (as amended, the “JBS Stockholders Agreement”) requires JBS and its affiliates to vote all of Pilgrim’s Pride common stock that they hold in the same manner as the shares held by all Minority Investors with respect to the election or removal of Equity Directors. Consequently, the vote of the Minority Investors will determine the outcome of the election of Equity Directors.
With respect to all other matters submitted to a vote of holders of common stock, including the election or removal of any JBS Directors, JBS and its affiliates may vote shares of common stock held by them at their sole and absolute discretion.

What is the “Say-on-Pay” Vote?
With Proposal 3, the Board is providing stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers (“NEOs”) for 2024, as defined in “Compensation Discussion and Analysis”. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our NEOs in 2024.
How do I vote my shares?
If you are a “stockholder of record,” you have several choices. You can vote your proxy:
•via the internet;
•over the telephone; or
•by completing, dating, signing and mailing the enclosed proxy card.
Please refer to the specific instructions set forth on the enclosed proxy card.
If you are a stockholder of record, you also have the right to vote in person at the meeting. If you are a beneficial owner, your broker, bank or nominee will provide you with materials and instructions for voting your shares. In most instances, you will be able to do this on the internet, by telephone or by mail as indicated above. As a beneficial owner, you have the right to direct your broker on how to vote your shares. However, you may not vote your shares in person at the meeting unless you obtain a signed legal proxy from the holder of record giving you the right to vote the shares.
If you are a current or former employee of Pilgrim’s Pride who holds shares in either the Pilgrim’s Pride Corporation Retirement Savings Plan or the To-Ricos Employee Savings and Retirement Plan, your vote serves as a voting instruction to the trustee for these plans. To be timely, if you vote your shares in the Pilgrim’s Pride Corporation Retirement Savings Plan or the To-Ricos Employee Savings and Retirement Plan by telephone or internet, your vote must be received by 11:59 p.m., Mountain Time, on April 29, 2025. If you do not vote by telephone or internet, please return your proxy card as soon as possible. If you vote in a timely manner, the trustee will vote the shares as you have directed.
What are the Board’s recommendations on how I should vote my shares?
The Board recommends that you vote your shares as follows:
Proposal 1:    FOR the election of all eight nominees for JBS Director.
Proposal 2:    FOR the election of the two nominees for Equity Director.
Proposal 3:    FOR the approval of the advisory vote on executive compensation.
Proposal 4:    FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025.
Proposal 5:    FOR the approval of the Amended and Restated Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan (“Restated 2019 LTIP”).
What are my choices when voting?
With respect to:
Proposal 1:    You may either (1) vote “FOR” the election of each JBS Director nominee; or (2) “WITHHOLD” your vote on each JBS Director nominee.
Proposal 2:    You may either (1) vote “FOR” the election of each Equity Director nominee; or (2) “WITHHOLD” your vote on each Equity Director nominee.

Proposal 3:    You may vote “FOR” or “AGAINST” the proposal, or you may elect to abstain from voting your shares. Abstaining will have the same effect as a vote against the proposal, as discussed below.
Proposal 4:    You may vote “FOR” or “AGAINST” the proposal, or you may elect to abstain from voting your shares. Abstaining will have the same effect as a vote against the proposal, as discussed below.
Proposal 5:    You may vote “FOR” or “AGAINST” the proposal, or you may elect to abstain from voting your shares. Abstaining will have the same effect as a vote against the proposal, as discussed below.
How will my shares be voted if I do not specify my voting instructions?
If you sign and return your proxy card without indicating how you want your shares to be voted, the proxies appointed by the Board will vote your shares as follows:
Proposal 1:    FOR the election of all eight nominees for JBS Director.
Proposal 2:    FOR the election of the two nominees for Equity Director.
Proposal 3:    FOR the approval of the advisory vote on executive compensation.
Proposal 4:    FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025.
Proposal 5:    FOR the approval of the Restated 2019 LTIP.
If you are a current or former employee of Pilgrim’s Pride who holds shares through the Pilgrim’s Pride Corporation Retirement Savings Plan or the To-Ricos Employee Savings and Retirement Plan, you will be given the opportunity to provide instruction to the trustee with respect to how to vote your shares. Any shares for which instructions are not received (1) will be voted by the trustee in accordance with instructions provided by Pilgrim’s Pride with respect to shares held under the Pilgrim’s Pride Corporation Retirement Savings Plan and (2) will not be voted with respect to shares held under the To-Ricos Employee Savings and Retirement Plan.
What is a quorum?
A “quorum” is necessary to hold the meeting. A quorum consists of a majority of the voting power of our common stock issued and outstanding and entitled to vote at the meeting, including the voting power that is present in person or by proxy. The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” and shares represented by “broker non-votes” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present.
What vote is required to approve the proposals for the election of the JBS Directors and the Equity Directors?
Directors will be elected by a plurality of the voting power of the shares entitled to vote in the election of Directors and represented in person or by proxy at a meeting of stockholders at which a quorum is present. This means that the director who receives the most votes will be elected.
Because JBS owned or controlled over 50% of the voting power of our outstanding common stock on the Record Date, it will be able to elect all of the nominees for JBS Directors and determine the outcome of all other matters presented to a vote of the stockholders. The JBS Stockholders Agreement, however, requires JBS and its affiliates to vote all of Pilgrim’s Pride common stock owned by them in the same manner as the shares held by the Minority Investors with respect to Proposal 2. Consequently, the vote of the Minority Investors will determine the outcome of Proposal 2. With respect to approval of any other item of business to be voted upon at the meeting, including the election or removal of any JBS Directors, JBS and its affiliates may vote shares of Pilgrim’s Pride common stock held by them at their sole and absolute discretion.

What vote is required for advisory approval of executive compensation?
With regard to Proposal 3, the stockholder advisory vote on executive compensation, the results of this vote are not binding on the Board, meaning that our Board will not be obligated to take any compensation actions or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the total outstanding voting power of capital stock, present in person or represented by proxy at the Annual Meeting.
What vote is required for the approval of the appointment of KPMG LLP, the approval of the Restated 2019 LTIP and any other item of business to be voted upon at the meeting?
The affirmative vote of a majority of the total outstanding voting power of capital stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm, to approve the Restated 2019 LTIP and to approve any other item of business to be voted upon at the meeting.
How are abstentions treated?
Abstentions from voting on any matter will be counted in the tally of votes. Stockholders may only “withhold” votes and may not abstain with respect to the election of Directors in Proposals 1 and 2. However, stockholders may abstain from Proposals 3, 4 and 5, and an abstention will have the same effect as a vote against any of these proposals.
How are “broker non-votes” treated?
A “broker non-vote” occurs when a nominee (a bank, broker, or other nominee) holding shares for a beneficial owner returns a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Under applicable rules, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. A broker non-vote will be deemed “present” at the Annual Meeting and will be counted for purposes of determining whether a quorum exists.
Your broker may vote your shares in its discretion without your instructions on Proposal 4, which is the only routine proposal to be voted on at the Annual Meeting. With regard to Proposals 1, 2, 3 and 5, brokers will have no discretion to vote uninstructed shares, and a “broker non-vote” may therefore occur where no voting instructions are received. Broker non-votes will have no effect on the elections of Directors in Proposals 1 and 2, because the election of Directors requires a plurality vote. Broker non-votes will have the same effect as a vote against Proposals 3 and 5.
We urge you to vote on ALL voting items.
Can I change my vote after I have mailed in my proxy card?
Yes. You may revoke your proxy by doing one of the following:
•by sending to the Secretary of the Company a written notice of revocation that is received prior to the meeting;
•by submitting a new proxy card bearing a later date to the Secretary of the Company so that it is received prior to the meeting; or
•by attending the meeting and voting your shares in person.
If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee.

Who will pay the cost of this proxy solicitation?
We will pay the cost of preparing, printing and mailing this proxy statement and of soliciting proxies. We will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of our common stock and will reimburse these parties for their reasonable and customary charges or expenses.
Is this proxy statement the only way that proxies may be solicited?
No. In addition to mailing these proxy materials, certain of our Directors, officers or employees may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

PROPOSAL 1. ELECTION OF JBS DIRECTORS
Subject to limited exceptions, our Certificate of Incorporation specifies that the Board of Directors will consist of ten members, which is the number of Directors currently on our Board of Directors. Proxies cannot be voted for a greater number of persons than the ten nominees named.
Pursuant to our Certificate of Incorporation and our bylaws, our Board of Directors includes eight JBS Directors, including the Chairman of the Board, who are designated by the JBS Nominating Committee. For more information, see “Corporate Governance—Committees of the Board of Directors—Nominating Committees.”
At the Annual Meeting, ten Directors, including eight JBS Director nominees, are to be elected, each to hold office for one year or until his or her successor is duly elected and qualified. For more information on our relationship with JBS S.A. (“JBS”), see “Related Party Transactions” and “Security Ownership.” Unless otherwise specified on the proxy card or voting instructions, the shares represented by the proxy will be voted for the election of the eight JBS Director nominees named below. If any JBS Director nominee becomes unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the JBS Nominating Committee. Our Board of Directors has no reason to believe that any substitute nominee or nominees will be required, and all of the nominees have indicated that they will be willing and able to serve as directors.
Nominees for JBS Directors
The following is information about our JBS Director nominees, including their ages as of April 3, 2025.
Gilberto Tomazoni, 66, has served as Chairman of the Board since July 2013. Since 2018, Mr. Tomazoni has served as the Chief Executive Officer of JBS, and previously, Mr. Tomazoni served as president of the Global Poultry Division of JBS from 2013 to 2018. Before joining JBS, Mr. Tomazoni spent four years with Bunge Alimentos S.A. as Vice President of Foods and Ingredients. Prior to that, Mr. Tomazoni served 27 years with Sadia S.A., a leading provider of both frozen and refrigerated food products in Brazil, in various roles, including Chief Executive Officer from 2004 to 2009. He earned an M.A. degree in management development in 1991 from Fundação de Ensino do Desenvolvimento and a B.Sc. degree in mechanical engineering in 1982 from the Universidade Federal de Santa Catarina. Mr. Tomazoni has served as a board member of Brazil Fast Food Corporation since 2009 and as a member of the International Advisory Council for Fundação Dom Cabral since 2009.
Mr. Tomazoni brings over 30 years of diverse poultry, protein, and food industry experience to the Company. Mr. Tomazoni’s extensive experience and education in the global poultry industry provides invaluable direction to the Company’s strategies in domestic and international markets. As Chairman of the Board, Mr. Tomazoni has direct oversight of the Company’s strategy and operations.
Wesley Mendonça Batista, 55, is a co-controlling shareholder of J&F Investimentos S.A. (“J&F”), one of the largest business groups in Brazil. Mr. Wesley Batista brings more than 35 years of experience in the protein industry and provides extensive operational expertise and business management experience to the Company. He currently serves as Vice President of the J&F Institute, a non-profit organization that was created 14 years ago to transform businesses into companies committed to educating their communities.
Joesley Mendonça Batista, 53, is a co-controlling shareholder of J&F. Mr. Joesley Batista brings more than 35 years of experience in the protein industry, expertise in protein production operations and business management experience to the Company. He currently serves as President of the J&F Institute.
On May 3, 2017, former J&F officers, former senior executives and board members of JBS and JBS USA Food Company (“JBS USA”), as well as Messrs. Wesley and Joesley Batista, entered into collaboration agreements (acordos de colaboração premiada) (“Collaboration Agreements”) with the Brazilian Attorney General’s Office (Procuradoria-Geral da República), setting forth facts and conduct relating to illicit payments made to Brazilian politicians from 2009 to 2015. The information and documents disclosed by J&F representatives through the Collaboration Agreements enabled Brazilian authorities to launch several legal and administrative proceedings involving third parties, including criminal investigations and lawsuits. On June 5, 2017, J&F, on behalf of itself and its subsidiaries, entered into a leniency agreement (“Leniency Agreement”) with the Brazilian Federal Prosecution

Office (Ministério Público Federal) in relation to the conduct described in the Collaboration Agreements, and J&F agreed to pay a fine of R$8.0 billion and to contribute an additional R$2.3 billion to social projects in Brazil, each adjusted for inflation, over a 25-year period. The total fine was subsequently reduced to R$3.5 billion (equivalent to approximately US$565 million, converted using the foreign exchange rate as of December 31, 2024). In December 2023, the Brazilian Supreme Court (Supremo Tribunal Federal) justice overseeing the case suspended J&F’s obligation to make additional installment payments under the Leniency Agreement following a petition from J&F that cited potential misconduct by enforcement authorities in connection with entering into the Leniency Agreement. Notwithstanding the suspension of the fine, the Leniency Agreement otherwise remains in effect.
On October 14, 2020, J&F, JBS, and Messrs. Wesley and Joesley Batista (collectively, the “Respondents”), entered into a settlement agreement with the U.S. Securities and Exchange Commission (“SEC”) relating to the circumstances and payments that were the subject of the Collaboration Agreements and Leniency Agreement. In connection with the SEC settlement, the SEC issued a cease-and-desist order (the “SEC order”), finding violations of certain provisions of Section 13(b) of the Exchange Act and rules thereunder, including Exchange Act Rule 13b2-2, in connection with illicit payments made in Brazil from 2009 to 2015 pursuant to which, among other things, JBS S.A. received support from a government official to obtain financing from BNDES, which financing facilitated JBS S.A.’s acquisition of the Company in 2009, unbeknownst to the management of the Company. The SEC required the Respondents to cease and desist from further violations of certain provisions of Section 13(b) of the Exchange Act and rules thereunder and including Exchange Act Rule 13b2-2; evaluate, review and continue to improve anti-bribery and anti-corruption compliance programs; and report to the SEC on such improvements and report any illicit payments that it discovers for a period of three years. JBS was also ordered to pay disgorgement to the SEC in the amount of $26.9 million and each of the Respondents was ordered to pay a civil penalty of $550,000, each of which payment has been made in full. In January 2024, following a three-year reporting period, the SEC’s Division of Enforcement issued termination letters that formally concluded its investigation into each of the Respondents, including the Respondents. In these termination letters, the SEC stated that, as of the date of the letters, it did not intend to recommend any further enforcement action in this matter.
Also on October 14, 2020, J&F reached an agreement with the U.S. Department of Justice (“DOJ”) pursuant to which J&F agreed to plead guilty to one count of conspiracy to violate the anti-bribery provisions of the U.S. Foreign Corrupt Practices Act (“FCPA”) in relation to the circumstances and payments that were the subject of the Collaboration Agreements and Leniency Agreement (the “Plea Agreement”). The Plea Agreement imposed a criminal penalty of $256.5 million, payable in two installments of approximately $128.2 million. J&F paid $128.2 million to the U.S. government, and the balance was considered to have been offset by payments made by J&F to Brazilian authorities under the Leniency Agreement. The Plea Agreement also required J&F to implement a compliance program that satisfies DOJ standards; review and improve its internal accounting controls, policies, and procedures regarding compliance with the FCPA; report to the DOJ regarding remediation efforts and progress on the implementation of J&F’s compliance program for three years; report evidence or allegations of violations of the anti-bribery provisions of the FCPA during the three-year period; and cooperate fully with the DOJ and other agencies in any investigation concerning J&F, its affiliates, executives, employees, or agents relating to the relevant conduct or any other conduct under investigation by the DOJ during the three-year period. The Respondents and J&F have informed the Company that they have satisfied all payment obligations and have complied with all undertakings and other obligations under the Plea Agreement.
Andre Nogueira de Souza, 56, has served as a Director since October 2014. Mr. Nogueira has served in various roles with JBS, including as the Global President of Operations — North America. From January 1, 2013 to 2021, Mr. Nogueira was the President and Chief Executive Officer of JBS USA. Mr. Nogueira began his career with JBS USA Holding Lux S.à.r.l. (formerly known as JBS USA Holdings Inc.) (“JBS USA Holdings”) in 2007, serving as Chief Financial Officer through 2011. He then served as Chief Executive Officer of JBS Australia Pty. Ltd. (“JBS Australia”), a subsidiary of JBS, in 2012. Prior to working for JBS USA Holdings, Mr. Nogueira worked for Banco do Brasil in corporate banking positions in the U.S. and Brazil. Mr. Nogueira currently serves on the Executive Committee and the board of the American Meat Institute and the Deans’ Leadership Council of the College of Agricultural Sciences—Colorado State University. Mr. Nogueira has an M.B.A. from Fundação Dom Cabral, a Master’s degree in Economics from Brasilia University, and a B.A. in Economics from Federal

Fluminense University, and completed the Advanced Management Program at the University of Chicago Booth School of Business.
Mr. Nogueira brings outstanding leadership to our Board through his experience gained as a Chief Executive Officer of JBS USA and JBS Australia and Chief Financial Officer of JBS USA Holdings. In addition, Mr. Nogueira brings an extensive understanding of the protein industry and financial matters to the Board.
Farha Aslam, 56, has served as a Director since May 2019. Ms. Aslam is currently a board member of Calavo Growers, an avocado company, and Green Plains Inc., a biorefining company, both of which are listed on the Nasdaq stock market. Prior to her retirement in 2018, Ms. Aslam served as the Managing Director and Senior Analyst of Food and Agribusiness Research from 2004 to 2018 at Stephens Inc., an independent financial services firm that provides deep research and independent thinking to its clients. She also successfully positioned and co-managed numerous equity offerings involving leading companies in the poultry and food industries. Ms. Aslam was formerly Vice President of Food and Agribusiness Research at Merrill Lynch from 1999 to 2004. Ms. Aslam was also a Risk Management Associate at UBS from 1996 to 1998 where she marketed fixed income products to hedge fund and mutual fund clients, and Financial Services Representative at SunAmerica Financial from 1992 to 1994. Ms. Aslam completed her M.B.A. with a focus on Finance from Columbia Business School in 1996 and obtained her B.A. in Economics from University of California, Irvine in 1991.
Ms. Aslam’s expertise in food and agribusiness research brings value to our Board. In addition, her multi-faceted financial skills provide key insight to the Company’s financial and business operations.
Raul Padilla, 69, has served as a Director since April 2022. Mr. Padilla previously served as President, Global Operations of Bunge Limited from 2018 until his retirement in 2021. Prior to that role, Mr. Padilla served as President, South America and President, Sugar and Bioenergy from 2018 to 2021. Prior to those positions, he served as Chief Executive Officer of Bunge Brazil and Managing Director, Sugar and Bioenergy from 2014 to 2018. He served as Managing Director, Bunge Global Agribusiness and Chief Executive Officer, Bunge Product Lines from 2010 to 2014. He was Chief Executive Officer of Bunge Argentina from 1999 to 2010, having joined the company in 1997 as Commercial Director. Mr. Padilla has over 40 years of experience in the oilseed processing and grain handling industries in Argentina, beginning his career with La Plata Cereal in 1977. He has served as President of the Argentine National Oilseed Crushers Association, Vice President of the International Association of Seed Crushers and Director of the Buenos Aires Cereal Exchange and the Rosario Futures Exchange. Mr. Padilla is a graduate of the University of Buenos Aires.
Mr. Padilla brings to the Board over 40 years of experience in agribusiness and food business with global responsibilities.
Ajay Menon, 63, has served as a Director since March 2021. Mr. Menon is currently the President and CEO of Colorado State University Research Foundation (“CSURF”), and has been in this role since October 2019, where he is responsible for the protection, management and commercialization of intellectual property resulting from research at Colorado State University (“CSU”) and oversees the services that CSURF provides to both CSU and its affiliated institutions. He was formerly a board member of Liberty Media Acquisition Company, a newly incorporated company formed for the purpose of effecting business combinations with one or more businesses. Mr. Menon served as Dean at CSU Colleges of Agricultural Sciences from July 2015 to September 2019 and Business from July 2002 to June 2015. In both these roles, he served as the chief administrative and academic officer shaping each College’s strategic direction, academic programs, budgets, and external relationships. He served as Colorado’s first Chief Innovation Officer under then-Governor John Hickenlooper from November 2011 to August 2013, where he helped establish and lead the Colorado Innovation Network to develop an ecosystem that cultivates entrepreneurial and innovative activities. Mr. Menon holds a Ph.D. in Marketing and joined CSU in 1991 as a member of the Marketing Department faculty.
Mr. Menon brings senior leadership and expertise in business strategy and innovation. His global network and unique perspective to business leaders brings value to our Board and the Company’s global operations.
Joanita Karoleski, 64, originally joined the Board as a Director in 2022. Ms. Karoleski is currently the President of JBS Amazon Fund, a JBS initiative to advance forest conservation and develop local communities, where she has served since September 2020. Ms. Karoleski is also currently serving in the Advisory Board in Instituto Mulheres do Verajo where she mentors and inspires new generations of executives. Before joining JBS Amazon Fund, Ms. Karoleski held various leadership roles, including Chief Executive Officer from 2013 to 2020, at Seara Alimentos LTDA, a privately held meat company in Brazil. Prior to that, Ms. Karoleski served 34 years with Bunge Brasil, a world leader in the processing and supply of products and ingredients for grains and oilseeds, in various leadership roles, including Chief Information Officer from 2000 to 2004. Ms. Karoleski earned her bachelor’s degree in computer science and information in 1982 from FURB - Universidade de Blumenau.
Ms. Karoleski brings to the Board over 30 years of strong leadership in the food production industry. Her expertise in business generation value, product portfolio management, branding and partnership, and market development provides a valuable contribution to the Board and direction to the Company’s operations.
The Board of Directors recommends that you vote “FOR” the election of all of the individuals who have been nominated to serve as JBS Directors. Proxies will be so voted unless stockholders specify otherwise or withhold authority to vote.

PROPOSAL 2. ELECTION OF EQUITY DIRECTORS
Pursuant to our Certificate of Incorporation and our bylaws, our Board of Directors includes two members designated by the Equity Nominating Committee, which we refer to as our Equity Directors. For more information, see “Corporate Governance—Committee of the Board of Directors—Nominating Committees.”
The JBS Stockholders Agreement requires JBS and its affiliates to vote all of the Pilgrim’s Pride common stock that they hold in the same manner as the shares held by the Minority Investors with respect to the election or removal of Equity Directors. Consequently, the vote of the Minority Investors will determine the outcome of this Proposal 2.
At the Annual Meeting, ten director nominees, including the two Equity Directors on our Board listed below, are to be elected, each to hold office for one year or until his or her successor is duly elected and qualified. Unless otherwise specified on the proxy card or voting instruction form, the shares represented by the proxy will be voted for the election of the three nominees named below. If any of the nominees for Equity Director becomes unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the Equity Nominating Committee. Our Board of Directors has no reason to believe that any substitute nominee or nominees will be required, and all of the nominees have indicated that they will be willing and able to serve as directors.
Nominees for Equity Directors
The following is information about our Equity Director nominees, including their ages as of April 3, 2025.
Wallim Cruz de Vasconcellos Junior, 67, has served as a Director since December 2009. He has served as a Partner of Iposeira Partners Ltd, a provider of advisory services for mergers and acquisitions and restructuring transactions, since 2003. Mr. Vasconcellos served as a Consultant to IFC/World Bank from 2003 to 2008. He is currently a board member of Oi S.A., a Brazilian telecommunications company listed on the New York Stock Exchange and was previously a board member of Santos Brasil S.A. from 2006 to 2016.
A business strategist, Mr. Vasconcellos brings to the Board real-time experience in the areas of mergers and acquisitions, capital markets, finance, and restructurings, and offers unique insights into global market strategies. In addition, Mr. Vasconcellos’s experience working on behalf of public financial institutions enables him to provide perspective and oversight with regard to the Company’s financial strategies.
Arquimedes A. Celis, 71, has served as a Director since May 2019. Mr. Celis currently serves as Chief Executive Officer and board member of Grupo Lala, a Mexican dairy company listed on the Mexican Stock Exchange. He also served as a board member of Borden Dairy, a private company, from 2017 to 2020, and Aeromexico, which is listed on the Mexican Stock Exchange, from 2014 to 2016. Mr. Celis worked at Grupo Lala as Chief Executive Officer from 2001 to 2015. He previously spent 5 years as Chief Executive Officer of Industrias Bachoco, from 1996 to 2001. Prior to that, he worked for 21 years at Grupo Bimbo, where he held various executive positions, including Chief Executive Officer of Barcel. Mr. Celis earned a bachelor’s degree in Industrial Engineering from Veracruz Tech. He is a graduate of the Advanced Management program at IPADE, Universidad Panamericana, School of Business.
Mr. Celis brings to the Board valuable and extensive experience in the consumer packaged goods industry, with a focus on branded food products. Furthermore, his experience and industry knowledge enable him to provide important contributions to the Company’s strategy and operations.
The Board of Directors recommends that you vote “FOR” the election of all of the individuals who have been nominated to serve as Equity Directors. Proxies will be so voted unless stockholders specify otherwise or withhold authority to vote.

CORPORATE GOVERNANCE
Board of Directors
Our Board of Directors has the responsibility for establishing broad corporate policies and for monitoring our overall performance, but it is not involved in our day-to-day operating decisions. Members of the Board are informed of our business through discussions with the Chief Executive Officer (“CEO”) and other officers, and through their review of analyses and reports sent to them regularly, as well as through participation in Board and committee meetings.
Board Leadership Structure
Periodically, our Board assesses the board leadership structure to ensure that it serves the interests of the Company and our stockholders and promotes the creation of long-term stockholder value. Currently, the position of our Chairman of the Board and the office of the President and CEO are held by different persons.
We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. We believe the division of duties is especially appropriate as it facilitates the appropriate level of communication between the Board of Directors and executive management for Board oversight of the Company and its management. In addition, we believe that the current separation provides more effective monitoring and objective evaluation of the performance of the CEO.
Pursuant to our Governance Policies (available on our website at ir.pilgrims.com/corporate-governance/documents-charters), when the Chairman is not an independent Director, the Board will either designate an independent Director to preside at the meetings of the non-management and independent Directors or they will prescribe a procedure by which a presiding Director is selected for these meetings. In the absence of another procedure being adopted by the Board, the person appointed will be the independent Director with the longest tenure on the Board in attendance at the meeting.
Board Risk Oversight
The Company’s management is responsible for the ongoing assessment and management of the risks the Company faces, including risks relating to capital structure, strategy, liquidity and credit, financial reporting and public disclosure, legal and regulatory compliance, information technology, cybersecurity, operations, and environmental, social and governance. We focus not only on operational risk, but financial and strategic risk as well. These areas of focus include input costs (commodity pricing, live and processed product cost, and spoilage), revenue risk (sales price and mix), financial risk (adequate controls, timely and effective reporting systems, and other management and governance systems) as well as competitive risks and market trends. We aim to identify, categorize, and respond to these risks to manage as much of their impact on our business as possible.
The Board oversees management’s policies and procedures in addressing these and other risks. Our executive officers regularly report to the non-executive directors, the Audit Committee, and the Compensation Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. With respect to cybersecurity, our Board receives updates from the appropriate executives on the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks, and, primarily through the Audit Committee, oversees management’s approach to managing cybersecurity risks as part of its risk management oversight. Additionally, each of the Board’s standing committees (which, as of 2024, included the Audit Committee, the Compensation Committee, the two Nominating Committees, and the Sustainability Committee) monitor and report to the Board those risks that fall within the scope of such committees’ respective areas of oversight responsibility. For example, the full Board directly oversees strategic risks. The Nominating Committees directly oversee risk management relating to Director nominations and independence. The Compensation Committee directly oversees risk management relating to employee compensation, including any risks of compensation programs encouraging excessive risk-taking. The Sustainability Committee oversees risk management relating to the Company’s sustainability policies, strategies, and programs.

Finally, the Audit Committee directly oversees risk management relating to financial reporting, accounting and financial controls, public disclosure, and legal and regulatory compliance. The Audit Committee is also responsible for assessing the steps management has taken to monitor and control these risks and exposures and discussing guidelines and policies with respect to the Company’s risk assessment and risk management.
Board of Directors Independence
Our Board of Directors annually reviews its composition, structure, the composition of its committees and the independence of each director for both board and committee purposes. The determination of independence of members of the Board of Directors is based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships. In making this determination, the Board of Directors considers the relationships that each non-employee director has with us and all other facts and circumstances deemed relevant in determining their independence.
Our Board of Directors has affirmatively determined that each of Wallim Cruz de Vasconcellos Junior, Farha Aslam, Ajay Menon, Arquimedes A. Celis, Raul Padilla and Joanita Karoleski has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of The Nasdaq Stock Market LLC (“Nasdaq”) rules.
Board of Directors and Committee Meetings and Executive Sessions
During 2024, the Board of Directors held a total of eight meetings and its committees held a total of 15 meetings, as detailed in the table below. During 2024, each incumbent Director attended at least 75% of the meetings of the Board and the various committees on which he or she served that were held during his or her term of service on the Board and the applicable committees. Generally, the Board holds executive sessions of non-management Directors four times per year. In 2024, the Board held an executive session of non-management Directors three times.
The Board of Directors has established the following Board committees: Audit, Compensation, JBS Nominating, Equity Nominating, and Sustainability.
The following table summarizes the membership of each of the Board’s Committees as of the date of this proxy statement.

Name	Audit	Compensation	Nominating
			JBS	Equity	Sustainability
Farha Aslam	X				X*
Wesley Mendonça Batista
Joesley Mendonça Batista
Arquimedes A. Celis	X	X		X
Wallim Cruz de Vasconcellos Junior	X*			X
Joanita Karoleski
Ajay Menon					X
Andre Nogueira de Souza		X	X		X
Raul Padilla
Gilberto Tomazoni		X*	X
Total meetings in 2024	4	—	2	4	4
* Committee Chair
The Company has no formal policy regarding the attendance of Directors at annual meetings of stockholders but encourages each Director to attend the annual meeting of stockholders. All of our Directors who served on the Board at the time of our 2024 annual meeting of stockholders attended that meeting.

Committees of the Board of Directors
To assist in carrying out its duties, the Board of Directors has delegated certain authority to the Audit, Compensation, JBS Nominating, Equity Nominating, and Sustainability Committees. Each committee of the Board meets to examine various facets of our operations and take appropriate action or make recommendations to the Board of Directors.
Audit Committee. Our Audit Committee’s responsibilities include selecting our independent registered public accounting firm, reviewing the plan and results of the audit performed by our independent registered public accounting firm and the adequacy of our systems of internal accounting controls, discussion of significant accounting matters with management, overseeing our internal audit function and other risk assessment items, and monitoring compliance with our conflicts of interest and business ethics policies. The Audit Committee is composed entirely of Directors who the Board of Directors has determined to be independent within the meaning of the Nasdaq standards applicable to audit committee members and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each of the members of the Audit Committee is financially literate for purposes of the applicable standards of Nasdaq and that Wallim Cruz de Vasconcellos Junior is an “audit committee financial expert” within the meaning of the regulations of the SEC. The Audit Committee has an Audit Committee Charter, which is available on our website at ir.pilgrims.com/corporate-governance/documents-charters.
Compensation Committee. Our Compensation Committee reviews the remuneration policies and practices of our officers. For more information on the role of our Compensation Committee, see “Compensation Discussion and Analysis—Role of the Compensation Committee and Executive Officer in Compensation Decisions.”
In reliance on certain exemptions available to controlled companies under Nasdaq rules, the Compensation Committee does not have a Charter. For more information on this exemption and the composition of our Compensation Committee, see “Controlled Company Exemption” below.
Nominating Committees. Under our Certificate of Incorporation, the Board has two Nominating Committees: the JBS Nominating Committee and the Equity Nominating Committee.
The JBS Nominating Committee has the exclusive authority to nominate the JBS Directors, fill JBS Director vacancies and select the members of the JBS Nominating Committee. The Equity Nominating Committee has the exclusive authority to nominate the Equity Directors, fill Equity Director vacancies, select the members of the Equity Nominating Committee, and to call a special meeting of stockholders under certain circumstances. The Equity Nominating Committee, acting by majority vote, also has the exclusive right to control the exercise of our rights and remedies under the JBS Stockholders Agreement. Any member or alternate member of the Equity Nominating Committee may be removed only by the approval of a majority of the members of the Equity Nominating Committee.
For so long as JBS and its affiliates beneficially own 35% or more of our outstanding common stock, no person may be nominated as an Equity Director by the Equity Nominating Committee if JBS reasonably determines that such person (1) is unethical or lacks integrity or (2) is a competitor or is affiliated with a competitor of the Company.
Two Equity Directors must satisfy the independence requirements of Rule 10A-3 under the Exchange Act, and be financially literate, and, for so long as there are two or more Equity Directors on the Board, at least one Equity Director must qualify as an “audit committee financial expert” as that term is used in Item 407 of Regulation S-K under the Exchange Act (or any successor rule). Mr. Vasconcellos satisfies the independence requirements and currently qualifies as an “audit committee financial expert”, and Mr. Celis satisfies the independence requirements and is financially literate.
If JBS and its affiliates own at least 50% of our outstanding common stock, at least two JBS Directors are required:
•to be an independent director under the Nasdaq listing standards,

•to satisfy the independence requirements of Rule 10A-3 under the Exchange Act, and
•to be financially literate.
Ms. Aslam and Mr. Menon currently satisfies each of these requirements.
Each of the Board’s Nominating Committees has a Charter, current copies of which are available on our website at ir.pilgrims.com/corporate-governance/documents-charters.
Sustainability Committee. Our Sustainability Committee oversees the Company’s sustainability policies, strategies, and programs, including analyzing external trends, overseeing investment priorities, reviewing performance goals, managing risks, reviewing disclosures, and reviewing relationships with stakeholders, in each case, related to sustainability matters. The Sustainability Committee must be composed of at least two Directors who the Board of Directors has determined to be independent within the meaning of the Nasdaq standards. Ms. Aslam and Mr. Menon satisfy this requirement.
The Sustainability Committee has a Sustainability Committee Charter, which is available on our website at ir.pilgrims.com/corporate-governance/documents-charters.
Director Nomination Process
The Board and the Nominating Committees acknowledge the benefits of broad diversity throughout the Company, including at the level of the Board. Accordingly, the Nominating Committees strive to achieve a balance of knowledge, experience and perspective on the Board, selecting Directors based upon, among other things, their integrity, diversity of experience, business or other relevant experience or expertise, proven leadership skills, their ability to exercise sound judgment, understanding of the Company’s business environment, and willingness to devote adequate time and effort to Board responsibilities.
In addition, each of the Nominating Committees will consider stockholder recommendations for candidates for the Board, whether as a JBS Director or Equity Director. Recommendations should be sent to Pilgrim’s Pride Corporation, Legal Department, 1770 Promontory Circle, Greeley, Colorado 80634. Such recommendations must satisfy our bylaw requirements relating to director nominations, as described in “Stockholder Proposals for 2025 Annual Meeting of Stockholders.” The Nominating Committees utilize the same criteria for evaluating candidates regardless of the source of the referral (including stockholders).
Pursuant to the Governance Policies, the Board and the Nominating Committees from time to time review the experience and characteristics appropriate for board members and director candidates in light of the Board’s composition at the time and skills and expertise needed for effective operation of the Board and its committees. In identifying prospective director candidates, the Nominating Committees may use multiple sources, including their members’ contacts and referrals from other Directors, members of management, the Company’s advisors, executive search firms, and, in the case of the JBS Director nominees, employees of JBS and its affiliates. When considering director candidates, the Nominating Committees seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board's effectiveness. In connection with their annual evaluation of a slate of nominees, the Nominating Committees may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
When considering whether the JBS Director nominees and Equity Director nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Nominating Committees focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in Proposals 1 and 2. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the nomination by the JBS Nominating Committee and the Equity Nominating Committee of the JBS Director nominees named in Proposal 1 and the Equity Director nominees named in Proposal 2, respectively.
Communications with the Board of Directors

Stockholders and other interested parties may communicate directly with our Board of Directors, any of its committees, all independent Directors, all non-management Directors, or any one Director serving on the Board by sending written correspondence to the desired person or entity addressed to the attention of our Legal Department at Pilgrim’s Pride Corporation, 1770 Promontory Circle, Greeley, Colorado 80634. Communications are distributed to the Board, any subset of its members or to any individual Director, as appropriate, depending on the facts and circumstances outlined in the communication.
Information about our Executive Officers
The following is information about our executive officers, including their ages as of April 3, 2025.
Fabio Sandri, 53, was named Chief Executive Officer in September 2020 and previously served as our Chief Financial Officer beginning in June 2011. From April 2010 to June 2011, Mr. Sandri served as the Chief Financial Officer of Estacio Participações, the private post-secondary educational institution in Brazil. From November 2008 until April 2010, he was the Chief Financial Officer of Imbra SA, a provider of dental services based in São Paolo, Brazil. Commencing in 2005 through October 2008, he was employed by Braskem S.A., a New York Stock Exchange-listed petrochemical company headquartered in Camaçari, Brazil, first from 2005 to 2007 as its strategy director, then from 2007 until his departure as its corporate controller. He earned his Master of Business Administration degree in 2001 from the Wharton School at the University of Pennsylvania and a degree in electrical engineering in 1993 from Escola Politécnica da Universidade de São Paulo.
Matthew Galvanoni, 52, has served as our Chief Financial Officer since March 2021. In this role, he also succeeded Mr. Sandri as our principal financial officer, as defined by SEC rules. Prior to his appointment to the Company, Mr. Galvanoni served as the Vice President, Finance, of Ingredion Incorporated, a leading global ingredients solutions company, from 2016 until 2021. Mr. Galvanoni joined Ingredion in 2012, serving in the role of Global Corporate Controller and Chief Accounting Officer, where he managed the company's accounting-related and external financial reporting responsibilities. Mr. Galvanoni started his career at PricewaterhouseCoopers LLP in 1994 and subsequently held several financial leadership positions at Exelon Corporation, where he most recently served as Assistant Corporate Controller. Mr. Galvanoni graduated from the University of Illinois with a Bachelor of Accounting degree and later received a Master of Business Administration degree from the Kellogg School of Management at Northwestern University.
Code of Business Conduct and Ethics and Corporate Governance Policies
Our Board of Directors has adopted a Code of Conduct and Governance Policies of the Board of Directors. The full texts of the Code of Conduct and Governance Policies are posted on our website at ir.pilgrims.com/corporate-governance/documents-charters. We intend to disclose, if required, future amendments to, or waivers from, certain provisions of the Code of Conduct on our website within four business days following the date of such amendment or waiver.
Controlled Company Exemption
We are a “controlled company” under the Nasdaq listing standards because JBS owns or controls over 50% of the voting power as of the Record Date. Accordingly, we take advantage of certain exemptions from certain corporate governance requirements under Nasdaq rules, including the requirement to have a fully independent compensation committee with a charter and for Director nominations to be made or recommended to the Board solely by a group of independent Directors.
2024 DIRECTOR COMPENSATION
Our director compensation program provides that each Director will receive an annual cash retainer of $140,000, paid quarterly in arrears. Each Director will receive restricted stock units (“RSUs”) with a value of $60,000 annually, calculated using a stock price to be determined as of the date of the Company’s annual meeting of stockholders and vesting in full upon termination of service with the Board of Directors. The Chairs of the Audit Committee, Compensation Committee, and Sustainability Committee receive a $15,000 annual cash retainer and other members of those committees receive a $10,000 annual cash retainer per year. In addition, we provide reimbursement to our Directors for their reasonable expenses related to their service as members of the Board of Directors and any committees thereof.
The following table sets forth certain information with respect to our Director compensation for the fiscal year ended December 29, 2024.

Director	Fees Earned or Paid in Cash(a)	Stock Awards(b)	Total
Farha Aslam	$165,000	$60,000	$225,000
Joesley Mendonça Batista(c)	93,333	60,000	153,333
Wesley Mendonça Batista(c)	93,333	60,000	153,333
Arquimedes A. Celis	160,000	60,000	220,000
Joanita Karoleski(d)	28,333	—	28,333
Ajay Menon	150,000	60,000	210,000
Andre Nogueira de Souza(c)	106,667	60,000	166,667
Raul Padilla	140,000	60,000	200,000
Gilberto Tomazoni(c)	103,333	60,000	163,333
Wallim Cruz de Vasconcellos Junior	185,000	60,000	245,000
(a)This includes compensation earned for service in the fourth quarter of 2024 that was paid out in the first quarter of 2025.
(b)Directors were each granted 1,696 RSUs based on the May 1, 2024 grant date share price of $35.39. The dollar amounts represent the aggregate grant date fair value of stock awards granted during fiscal year 2024. The grant date fair value of an award is measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) using the assumptions discussed in Note 16 to our financial statements for the fiscal year ended December 29, 2024 included in the Company's Annual Report on Form 10-K filed with the SEC on February 13, 2025 (the “Form 10-K”).
(c)These Directors began receiving Director compensation effective May 1, 2024 equal to what non-employee Directors are receiving.
(d)Ms. Karoleski resigned from the Board effective February 8, 2024. Ms. Karoleski subsequently was reappointed to the Board effective February 4, 2025.
The following table provides a summary of the aggregate number of unvested RSUs outstanding for each of our directors with RSUs in the table above as of December 29, 2024:

Director	Unvested RSUs Outstanding
Farha Aslam	14,122
Joesley Mendonça Batista	1,696
Wesley Mendonça Batista	1,696
Arquimedes A. Celis	14,122
Joanita Karoleski	—
Ajay Menon	9,162
Andre Nogueira de Souza	1,696
Raul Padilla	6,731
Gilberto Tomazoni	1,696
Wallim Cruz de Vasconcellos Junior	16,908

PROPOSAL 3. APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board is providing stockholders with the opportunity to cast an advisory vote on the compensation of our NEOs as required by Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our NEOs.
The “Say-on-Pay” vote is advisory and thus not binding on the Compensation Committee or the Board. The advisory vote will not affect any compensation already paid or awarded to any NEO and will not overrule any decisions by the Compensation Committee or the Board. The Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the vote is non-binding, the Compensation Committee and the Board will review and carefully consider the outcome of the advisory vote on executive compensation and those opinions when making future decisions regarding executive compensation programs.
At the 2024 annual meeting, approximately 98.1% of votes present (including abstentions and broker non-votes) voted for the “Say-on-Pay” proposal related to NEOs. In consideration of the results, the Compensation Committee acknowledged the support received from our stockholders and viewed the results as a confirmation of the Company’s existing executive compensation policies and decisions. Accordingly, we did not significantly change our executive compensation principles and objectives in 2024 in response to the advisory vote of our stockholders.
We design our executive compensation programs to implement our core objectives of attracting key leaders, motivating our executives to remain with the Company for long and productive careers, rewarding sustained financial and operating performance and leadership excellence and aligning the long-term interests of our executives with those of our stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement. In the CD&A, we have provided stockholders with a description of our compensation programs, including the principles and policies underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered. The Board believes that the policies and practices described in the CD&A are effective in achieving the Company’s goals. In furtherance of these goals, among other things, our compensation programs have been designed so that a significant portion of each executive’s total compensation is tied not only to how well he performs individually, but also, where applicable, is “at risk” based on how well the Company performs relative to applicable financial objectives. We also believe that equity incentives are aligned with our core objectives of aligning the long-term interests of our executives with those of our stockholders, attracting and retaining key leaders, and rewarding sustained performance and leadership excellence. The vote on this proposal relates to the overall compensation of our NEOs, as described in this proxy statement, pursuant to Item 402 of Regulation S-K of the SEC (namely, the CD&A, compensation tables and accompanying narrative disclosures found on pages 21 to 40). Accordingly, the Board recommends that you vote in favor of the following resolution:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the 2025 Annual Meeting of Stockholders, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and accompanying narrative disclosures, is hereby APPROVED in a non-binding vote.”
The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote.
At our 2023 annual meeting of stockholders, our stockholders voted to hold the non-binding stockholder vote to approve the compensation of our named executive officers every year. Thus, the Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the NEOs each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2026 annual meeting of stockholders.

The Board of Directors recommends that you vote “FOR” the approval of the advisory vote on executive compensation. Proxies will be so voted unless stockholders specify otherwise.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board of Directors of the Company has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024.

Compensation Committee

Gilberto Tomazoni, Chairman
Arquimedes Celis
Andre Nogueira de Souza

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
The discussion below summarizes a number of our performance highlights and how these affect the variable compensation of our NEOs. For fiscal year 2024, we achieved net sales of $17.9 billion while generating net income attributable to Pilgrim’s of $1.1 billion, and GAAP earnings per diluted share of $4.57. Our adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $2.2 billion, or a 12.4% margin.
Our NEOs for 2024 were Mr. Fabio Sandri, our current President and CEO; and Mr. Matthew Galvanoni, our current Chief Financial Officer (“CFO”).
Company Performance and Pay
The Compensation Committee has designed key elements of our executive compensation program to align pay with our performance. The Compensation Committee has structured the terms of executive officer compensation so that a significant amount of our NEO’s annual compensation is tied to both the performance of the Company and his respective individual performance, and therefore, would be “at risk.” The Compensation Committee’s compensation decisions for 2024 reflect the Company’s strong performance in multiple financial areas.
The Company’s specific 2024 achievements included the following, among others:
•The Company achieved strong results relating to net sales of $17.9 billion, net income of $1.1 billion, or $4.57 per diluted share, and net cash provided by operations of $2.0 billion during the year.
•As of our fiscal year ended December 29, 2024, the Company had approximately $2.0 billion of cash and cash equivalents and availability under our debt agreements of approximately $1.1 billion.
•The Company continued its efforts on cost reductions, more effective processes, training, and its total quality management program.
For more information regarding our financial performance during fiscal year 2024, see our 2024 Form 10-K. For a reconciliation of non-GAAP financial measures for fiscal year 2024, see Annex A at the end of this proxy statement.
Our Executive Compensation
The Company’s compensation principles are intended to implement our core objectives of aligning the long-term interests of our executives with those of our stockholders, attracting and retaining key leaders, and rewarding sustained financial and operating performance and leadership excellence. In pursuing these objectives, the Compensation Committee uses certain guiding principles in designing the specific elements of the executive compensation program. These guiding principles and policies are that:
•incentive compensation should represent a significant portion of total compensation;
•compensation should be performance-based;
•incentive compensation should balance short-term and long-term performance;
•compensation levels should be market competitive; and
•superior performance should be rewarded.
In order to further these guiding principles, the key components of our compensation in 2024 included (1) cash compensation, in the form of base salaries and cash incentive compensation; (2) long-term equity compensation, in the form of RSUs that are earned, if at all, based on the achievement of financial performance metrics designed to reinforce our business objectives and restricted stock and RSUs that vest over time; and

(3) other non-cash compensation, such as retirement, health and welfare benefits, and certain other limited perquisites and benefits.
The Compensation Committee believes a significant portion of the compensation to our NEOs should be performance-based. The Compensation Committee also believes that each NEO’s compensation should be balanced with long-term incentives. Accordingly, a significant portion of the compensation to our NEOs was awarded in performance RSUs, which were earned when specific performance targets were met and vest ratably over a three-year period. The Compensation Committee believes these equity awards more closely align our NEOs’ incentives with the long-term interests of our stockholders, including growing our business and improving the Company’s profitability relative to its peers.
Additionally, the Company maintains the following policies and practices that support the Company’s “pay-for-performance” principles:
•the prohibition of Company personnel, including the NEOs, from engaging in any short-term trading, speculative securities transactions, engaging in short sales, and buying or selling put options, call options or other derivative securities;
•holding an annual say-on-pay advisory vote;
•aligning our executive pay with performance, including by awarding performance-based equity awards;
•maintaining clawback provisions in our Incentive Programs; and
•our policy of not having any change-in-control payments or excise tax gross-ups.
Following the end of each fiscal year, the Compensation Committee conducts a review of all components of the Company’s compensation program. In conducting its review, the Compensation Committee reviews information related to each NEO’s individual performance, total compensation, each of the components of compensation, and the Company’s performance. Our compensation principles and objectives did not significantly change in 2024.
Executive Compensation Principles, Policies and Objectives
The Compensation Committee is responsible for establishing the principles that underlie our executive compensation program and guiding the design and administration of specific plans, agreements and arrangements for our executives. Our compensation principles are intended to implement our core objectives of attracting key leaders, motivating our executives to remain with the Company for long and productive careers, rewarding sustained financial and operating performance and leadership excellence and aligning the long-term interests of our executives with those of our stockholders. Our executive compensation principles and policies, which are established and refined from time to time by the Compensation Committee, are described below:
Incentive compensation should represent a significant portion of total compensation. A significant portion of our executive officers’ total compensation should be tied not only to how well they perform individually, but also, where applicable, should be “at risk” based on how well the Company performs relative to applicable financial objectives.
Compensation should be performance-based. Compensation should be subject to performance-based awards as an executive officer’s range of responsibility and ability to influence the Company’s results increase.
Incentive compensation should balance short-term and long-term performance. Executive compensation should be linked to building long-term stockholder value while remaining consistent with our business objectives and values. Our executive compensation program addresses this objective by including long-term incentives in the form of equity-based awards, such as restricted stock and RSUs.
Compensation levels should be market competitive. Compensation should be competitive in relation to the marketplace and the Compensation Committee therefore considers market compensation data compiled and prepared by management.

Superior performance should be rewarded. Outstanding achievement should be recognized. The Board and the Compensation Committee consider the Company’s strategies, including a number of sustainability initiatives, when identifying the appropriate incentive measures and when assigning individual goals and objectives to the NEO and evaluate the individual’s performance against those goals and objectives in setting compensation.
In addition, we believe that our compensation programs for executive officers should be appropriately tailored to encourage employees to grow our business, but not encourage them to do so in a way that poses unnecessary or excessive material risk to us. For 2024, the Compensation Committee believes that our CEO and CFO compensation is consistent with our performance and economic and competitive industry conditions, and equity incentives are aligned with our actions to grow our business and improve the Company’s profitability relative to similarly-situated companies.
Role of the Compensation Committee and Executive Officer in Compensation Decisions
The Compensation Committee and the Board had the overall responsibility for approving executive compensation and overseeing the administration of our incentive and employee benefit plans. The Compensation Committee is responsible for establishing and overseeing the overall compensation structure, policies and programs of the Company and assessing whether our compensation structure resulted in appropriate compensation levels and incentives for executive management of the Company. The Compensation Committee’s objective is to ensure that the total compensation paid to each executive officer was fair, reasonable, competitive and motivational. The Compensation Committee conducts a review of all compensation for our NEOs and works with our CEO to evaluate and approve compensation of our senior executives other than the CEO. To the extent the roles are not held by the same person, our CFO reports directly to our CEO, who supervises the day-to-day performance of the CFO. Accordingly, in that case, the CEO evaluates the CFO’s individual performance against the Company-based performance factors, and makes recommendations to the Compensation Committee regarding his compensation. The Compensation Committee strongly considers the compensation recommendations and the performance evaluations by our CEO and any recommendations of the Board of Directors with respect to any non-CEO compensation. Neither the Compensation Committee nor Company management engaged a compensation consultant in 2024 for the purpose of determining or recommending the amount or form of executive compensation.
In determining the components of compensation, the Compensation Committee discusses strategic goals for our compensation program and considers the role of each of the elements of compensation in relationship to the overall pay mix. The Compensation Committee considers the total compensation targeted for each of the NEOs, individual and Company performance and the relationship between pay and performance. The Compensation Committee works with the CEO and the Company’s human resources representative, who make recommendations consistent with the guidelines established by the Compensation Committee to each element of compensation of our executive officers. The Compensation Committee evaluates the total compensation packages for our senior executives after considering the recommendations of the CEO and the Company’s human resources representative and evaluating the competitive market for executive talent, the Company’s performance relative to its competitors and the past compensation paid to each of our NEOs. The CEO does not make recommendations or participate in the Compensation Committee’s process for establishing the compensation of the CEO.
If the Compensation Committee determines that there is a misalignment in pay for performance or if the compensation of the NEOs is not appropriately aligned with the competitive market, the Committee may determine, in its discretion, to provide additional compensation to our NEOs in the form of cash or equity or combination thereof. The Compensation Committee believes that discretionary awards, where warranted, can be effective in motivating, rewarding and retaining our NEOs.
Say-on-Pay
At the annual meeting of our stockholders held on May 1, 2024, approximately 98.1% of votes present (including abstentions and broker non-votes) voted for the “Say-on-Pay” proposal related to our NEOs. In consideration of the results, the Compensation Committee acknowledged the support received from our stockholders and viewed the results as a confirmation of the Company’s existing executive compensation policies and decisions. Accordingly, we did not significantly change our compensation principles and objectives in 2024 in response to the advisory vote of our stockholders.
Components of Compensation
The principal components of compensation for our NEOs were as follows:
•base salary;
•bonuses, including annual cash incentive compensation;
•long-term incentive compensation, including awards of RSUs earned based on the achievement of performance goals, time-vested restricted stock and RSUs;
•retirement, health and welfare benefit plans; and
•certain limited perquisites and other personal benefits.
Base Salary
We provide our NEOs and other employees with a base salary to provide a fixed amount of compensation for services during the fiscal year. Base salaries and any increases thereto are determined by the Compensation Committee for each of the executive officers on an individual basis, taking into consideration an assessment of individual contributions to Company performance, length of tenure, compensation levels for comparable positions, internal equities among positions and, with respect to executives other than the CEO, the recommendations of the CEO. In fiscal 2024, the Compensation Committee reviewed our NEOs’ base salaries based on market data, job performance and each NEO’s responsibilities for the year. Mr. Sandri’s base salary was $1,000,000 and mid-way through fiscal year 2024, Mr. Galvanoni received an increase to his annual base salary from $520,000 to $550,000.
Annual Cash Incentive Compensation
Short-Term Management Incentive Plan
The Compensation Committee currently administers the STIP, which provides for the grant of annual incentive awards payable upon the achievement of specified performance goals. The awards under the STIP may be paid, at the option of the Compensation Committee, in cash, in the Company’s common stock, or in any combination of cash and common stock. For fiscal year 2024, all STIP awards were payable in cash. For each performance period, the Compensation Committee may establish one or more objectively determinable performance goals, based upon one or more of a variety of performance criteria specified in the STIP. In addition, for bonus awards not intended to qualify as qualified performance-based compensation, the Compensation Committee may establish performance goals based on other performance criteria as it deems appropriate in its sole discretion.

2024 STIP Goals. As part of developing the Company’s compensation strategy for fiscal 2024, the Compensation Committee established for each of our NEOs under the 2024 STIP the target bonus opportunity, performance goals, and, based on such goals, potential payout amounts. The Compensation Committee determined that each NEO’s base salary would be his target bonus opportunity under the 2024 STIP. The performance goals set by the Compensation Committee included Company-based performance goals, the achievement of which would determine an initial payout amount, as well as individual-based performance goals, the achievement of which would modify the initial payout amount to determine the final payout amount.

In setting Company-based performance goals, the Compensation Committee chose to utilize PBT Margin, because PBT Margin has a higher correlation to cash flow and liquidity than EBITDA and because it aligns with the Company’s goals of driving overall operational results. PBT Margin is defined as GAAP Income Before Taxes, excluding certain adjustments (for fiscal 2024, certain non-recurring expenses such as the settlement agreements relating to broiler chicken antitrust litigation and gains on early extinguishment of debt), expressed as a percentage of Net Sales. For a reconciliation of this non-GAAP financial measure for fiscal year 2024, see Annex A at the end of this proxy statement.

For fiscal year 2024, the Compensation Committee established the following PBT Margins for our NEOs:

PBT Margin	CEO Bonus as a % of Base Salary	CFO Bonus as a % of Base Salary
2% (Threshold)	25%	25%
2.5%	50%	50%
3%	75%	75%
3.5% (Target)	100%	100%
4%	125%	125%
5%	150%	150%
6%	175%	175%
7%	200%	200%

The individual-based performance goals could modify the initial payout amounts above by a multiplier between 0% and 100%, depending on the achievement of such individual-based performance goals.

2024 STIP Awards. For purposes of the NEOs’ bonuses pursuant to the 2024 STIP, the PBT Margin for fiscal 2024 was determined by the Compensation Committee in accordance with the Company’s audited financial statements. Following the end of fiscal 2024, the Compensation Committee determined that the Company-based performance goals were achieved at 200% based on a PBT Margin of 8.8%. For these purposes, the Compensation Committee determined to exclude certain non-recurring expenses such as the settlement agreements relating to broiler chicken antitrust litigation and gains on early extinguishment of debt for fiscal year 2024. For more information about how PBT Margin is calculated from our audited financial statements, see Annex A at the end of this proxy statement.
Consequently, after a review of the PBT Margin and individual performance for 2024, the Compensation Committee awarded Mr. Sandri a cash bonus of $1,982,000 and Mr. Galvanoni a cash bonus of $1,046,993 under the 2024 STIP. On March 7, 2025, the Compensation Committee approved an additional discretionary award to Mr. Sandri for 18,038 fully vested shares of the Company’s common stock as a result of the outstanding Company performance during 2024.
Long-Term Incentive Compensation
The Company maintains the 2019 Long-Term Incentive Plan, which is administered by the Compensation Committee. The 2019 Long-Term Incentive Plan was approved by our stockholders at the 2019 Annual Stockholders Meeting, and an amended version is being presented at this Annual Meeting for stockholder approval. The programs described below describe the terms of our equity awards made pursuant to the Plan.
2024 Long-Term Incentive Program
For fiscal year 2024 compensation, the Compensation Committee adopted the 2024 Long-Term Incentive Program (the “2024 Program”) under the Plan. Grants of target amounts of performance-based RSUs were made to Messrs. Sandri and Galvanoni in January 2024 under the 2024 Program. The purpose of the 2024 Program is to demonstrate improvement against our competitors in the industry. Under the 2024 Program, participants received target awards equal to a specified percentage of their base salary, with such awards being converted to RSUs depending on the Company’s achievement of the performance goals under the 2024 Program. Following the one-year performance period ended December 29, 2024, the RSUs that were earned vest ratably over a three-year service period and settle on December 31, 2025, December 31, 2026, and December 31, 2027. When each RSU vests, it converts to one share of the Company’s common stock. Messrs. Sandri and Galvanoni participated in the 2024 Program.
Performance Metrics for 2024 Program. The Compensation Committee selected performance goals for the 2024 Program to measure the Company’s profitability as compared to the profitability of specified competitors in the Company’s three reportable segments—the U.S., Mexico and Europe.
•U.S. Reportable Segment Performance Metric: The profitability metric selected by the Compensation Committee for the U.S. reportable segment is earnings before interest and taxes (“EBIT”) per processed pound, which is calculated as EBIT divided by the pounds of chicken products produced over the same period. The Compensation Committee selected a performance goal that compared EBIT per processed pound generated by our U.S. reportable segment in 2024 to the average EBIT per processed pound generated in 2024 by the 18 U.S. poultry companies reported by Agri Stats, Inc. (the “Agri Stats Survey”).
•Mexico Reportable Segment Performance Metric: The profitability metric selected by the Compensation Committee for the Mexico reportable segment is EBIT margin, which is calculated as EBIT divided by net sales. The Compensation Committee selected a performance goal that compared EBIT margin generated by our Mexico reportable segment in 2024 to the EBIT margin generated by Industrias Bachoco S.A.B. de C.V., a regional competitor, in 2024.
•Europe Reportable Segment Performance Metric: The profitability metric selected by the Compensation Committee for the Europe reportable segment is EBIT margin, which is also calculated as EBIT divided by net sales. The Compensation Committee selected a performance goal that compared EBIT margin generated by our Europe reportable segment to the average EBIT margin generated by Cranswick plc, a regional competitor, in 2024.
In evaluating the selection of the specified key competitors identified above, the Compensation Committee considered the financial comparative appropriateness of the Company’s competitors in Mexico and Europe. The Compensation Committee chose the EBIT per processed pound metric under the Agri Stats Survey and the EBIT margin metric for Mexico and Europe because they provide a direct link between a NEO’s compensation and Company performance, assessed in light of relevant peer companies and any positive and negative adjustments for unexpected market conditions.
2024 Program Grants. In January 2024, Messrs. Sandri and Galvanoni were granted performance-based awards under the 2024 Program that would be settled in RSUs if the awards were earned. The target award for Mr. Sandri was 39,093 RSUs and for Mr. Galvanoni was 20,328 RSUs. Each NEO was entitled to receive a weighted percentage of his target award based on the Company’s achievement in each geographic business segment as follows:

Geographic Segment	Geographic Segment Weighted %	Performance Measure
U.S.	65%	EBIT per processed pound (in cents) as reported in the Agri Stats Survey
Mexico	10%	Percent performance of the Company’s EBIT margin relative to selected competitor’s reported results
Europe	25%	Percent performance of the Company’s EBIT margin relative to selected competitors’ reported results
For the 2024 Program, the Compensation Committee set the target level of performance of the Company’s U.S. operations at the average set forth in the Agri Stats Survey, or two-and-one-half cents per processed pound. For the determination of percent performance of the Company relative to its competitor in Mexico, the Compensation Committee set the target level of performance at 4.00% higher than the reported EBIT margin of the Company’s competitor based on historical performance and expectations for fiscal year 2024 performance. For the determination of percent performance of the Company relative to its competitor in Europe, the Compensation Committee set the target level at 1.50% lower than the reported EBIT margin of the Company’s competitor listed above, based on historical performance and expectations for fiscal year 2024 performance. The Compensation Committee believes that these performance targets establish rigorous performance goals in each geographic business segment that are aligned with the Company’s short- and long-term operating and financial objectives.

The following table sets forth the performance targets for the 2024 Program grants:

	Payout Achievement Percentages(c)
Geographic Segment	50%	75%	100%	125%	150%	200%
U.S.(a)	2.00	2.25	2.50	3.00	3.50	4.00
Mexico(b)	3.00%	3.50%	4.00%	4.50%	5.00%	6.00%
Europe(b)	(2.00)%	(1.75)%	(1.50)%	(1.00)%	(0.50)%	—%
(a)EBIT per processed pound above the average competition performance target (in cents). The payout achievement percentage described below is determined by comparing the EBIT per processed pound achieved by the Company’s U.S. operations in fiscal year 2024 to the EBIT per processed pound performance targets set forth in the table above.
(b)Target percentage point differential in EBIT margin performance relative to competitors. The payout achievement percentage described below is determined by comparing the EBIT margin in fiscal year 2024 of the Company’s operations in Mexico or Europe, respectively, to the selected competitors’ EBIT margin and calculating the percentage point differential between the two EBIT margins. If the percentage point differential is achieved by the Company’s operations in Mexico or Europe, then the payout percentage with respect to such achievement is determined by comparing such percentage point differential achieved for fiscal year 2024 to the percentage point differential targets set forth with respect to each geographic segment in the table above.
(c)Payout percentage is a percentage of the target award corresponding to the achieved target set forth in the table.
Messrs. Sandri and Galvanoni were entitled to receive a number of RSUs under the 2024 Program calculated as the approved target award multiplied by the weighted average payout amount determined by the level of payout achievement for each geographic segment, based on actual performance, rounded down to the nearest achievement metric with no proration between achievement levels. For Messrs. Sandri and Galvanoni, the payout achievement for the 2024 Program was calculated as follows:

Geographic Segment	Actual Performance	2024 Payout Achievement Percentage(a)	Geographic Segment Weighted %	Weighted Average Payout(b)
U.S.	4.54 cents per processed pound above the Agristats average	200%	65%	130.0%
Mexico	Did not meet payout threshold	0%	10%	0.0%
Europe	(0.90)% below competitors’ results	125%	25%	31.3%
Total Payout Achievement(c)				161.3%
(a)Payout achievement percentage was the payout percentage achieved for each reportable segment in 2024, based on actual performance rounded down to the nearest achievement metric with no proration between achievement levels.
(b)The weighted average payout is determined by the payout achievement multiplied by the reportable segment weighted percentage.
(c)Total payout achievement is the sum of the weighted average payouts for all three reportable segments.
On February 12, 2025, the Compensation Committee determined that the performance conditions pertaining to the 2024 Program target awards were achieved at 161.3% of the approved 2024 Program targets. This resulted in 63,057 RSUs awarded to Mr. Sandri and 32,790 RSUs awarded to Mr. Galvanoni that will vest ratably over a three-year service period.
2024 Free Cash Flow Long-Term Incentive Program
For fiscal year 2024 compensation, the Compensation Committee approved the 2024 Free Cash Flow Long-Term Incentive Program (the “2024 FCF Program”) under the Plan. The purpose of the 2024 FCF Program is to incentivize the long-term results of the Company to achieve the best cash flow. Under the FCF Program, participants received target performance stock units (“PSUs”) that will be settled into RSUs upon the achievement of free cash flow performance targets on a cumulative basis over a three-year performance period from January 1, 2024 to December 27, 2026 with payout percentages from 25% up to 150%. Following the three-year performance period ending December 27, 2026, the earned PSUs will vest ratably over a three-year service period and settle on July 1, 2027, July 1, 2028, and July 1, 2029.
In January 2024, Messrs. Sandri and Galvanoni were granted performance-based awards under the 2024 FCF Program that would be settled in RSUs if the awards were earned. The target award for Mr. Sandri was 250,000 RSUs and for Mr. Galvanoni was 50,000 RSUs.

2025 Compensation
For fiscal year 2025 compensation, Mr. Sandri’s base salary is $1,000,000 and Mr. Galvanoni’s base salary is $550,000. The Compensation Committee adopted a 2025 STIP and 2025 Long-Term Incentive Program (the “2025 Program”) under the Plan. Each of these 2025 programs have updated targets set for the 2025 performance year that will determine the final amounts earned under each program.
Retirement, Health and Welfare Benefit Plans
401(k) Salary Deferral Plan. Our NEOs receive no special employee benefits. During 2024, our NEOs were eligible to participate on the same basis as other employees in the Company’s 401(k) salary deferral plan (the “401(k) Plan”). Contributions to the 401(k) Plan are made up of a 50% matching contribution on the first 4% of pay to the extent such contributions are not in excess of the Internal Revenue Code limits on contributions to 401(k) plans. Due to their status as highly compensated employees, our NEOs are only able to contribute up to 3% of their base salaries. Under the 401(k) Plan, the Company may make additional matching contributions or other profit sharing contributions at its discretion. There were no discretionary contributions in 2024. We do not have any other pension plan for our NEOs. In 2024, Messrs. Sandri and Galvanoni both participated in the 401(k) Plan.
Nonqualified Deferred Compensation. The Company sponsors the Pilgrim’s Pride Corporation Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) to help provide for the long-term financial security of our U.S. employees who meet the Internal Revenue Service definition of a “highly compensated employee,” which includes our NEOs and certain other key personnel. Under the Deferred Compensation Plan, participants may elect to defer up to 80% of their base salary and/or up to 80% of their annual cash bonus payment as part of their personal retirement or financial planning. Highly compensated employees who elect to defer compensation in the Deferred Compensation Plan must do so annually prior to the beginning of each calendar year and may direct the investment of the amount deferred and retained by us. The Deferred Compensation Plan is administered by the administrative committee appointed by our Board, and deferred compensation may be invested in authorized funds which are similar to the investment options available under our 401(k) Plan. Under the Deferred Compensation Plan, the Company may make additional matching contributions at its discretion and currently makes a matching contribution of up to 50% on the first 1% of pay. In 2024, Messrs. Sandri and Galvanoni both participated in the Deferred Compensation Plan.
Health and Welfare Benefit Plans. The Company also provides a variety of health and welfare benefit plans to all eligible employees to offer employees and their families protection against catastrophic loss and to encourage healthy lifestyles. The health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. Our NEOs generally are eligible for the same benefit programs on the same basis as our other domestic employees.
Perquisites and Other Personal Benefits
The Company provides certain limited perquisites and other personal benefits that we believe to be reasonable and consistent with our overall compensation program to better enable us to attract and retain competent executives for key positions. The Compensation Committee considers all and periodically reviews the levels of perquisites and other personal benefits in establishing the total compensation of our executive officers. During 2024, our NEOs were eligible to receive company-paid or company-subsidized life insurance and disability coverage on the same basis as our other U.S. employees. The Compensation Committee considered these perquisites and other personal benefits as essential and consistent with market practice in order to induce our NEOs to remain with the Company.
Severance Plan
The Company maintains the Pilgrim’s Pride Corporation Severance Plan (the “Severance Plan”) which provides severance payments to eligible employees if employment was terminated “without cause.” The Severance Plan does not cover termination due to death, disability or retirement, termination for cause or termination at the end of the leave of absence that exceeded the maximum permitted by the Company. Under the Severance Plan, in exchange for signing an enforceable waiver and release agreement, upon termination without cause, an NEO is entitled to receive as severance pay an amount equal to: 16 weeks of base pay plus two weeks of base pay per year of service in excess of two years up to a maximum of 52 weeks of base pay. In addition, if the Company provided less than two-weeks’ notice of termination without cause, an executive officer would have been entitled to up to two additional weeks of base pay in lieu of notice. Additional benefits available to eligible employees under the Severance Plan include career transition services as determined by the Company, including without limitation, written materials, company-sponsored training and job fairs. The terms of each NEO’s compensation do not provide for any change-in-control or retirement arrangements other than the vesting of RSUs granted to them under the Plan under certain circumstances in the case of a “change-in-control.” See the “2024 Potential Payments Upon Termination or Change-in-Control” table for additional information regarding the severance payable to our NEOs.
Policy on Hedging
Pursuant to the Company’s insider trading policy, the Company prohibits directors, officers and employees from engaging in hedging and monetization transactions with respect to Company securities. Hedging or monetization transactions can be accomplished through the use of various financial instruments, including prepaid variable forwards, equity swaps, collars and exchange funds. These transactions may permit continued ownership of the Company’s securities obtained through employee benefit plans or otherwise without the full risks and rewards of ownership.
Policy on Pledging
Pursuant to the Company’s insider trading policy, the Company also prohibits directors, officers and employees from holding Company securities in a margin account or pledging such securities as collateral.
Clawback Policy
The Board of Directors has adopted a Compensation Recovery Policy (“Clawback Policy”) pursuant to Rule 10D-1 of the Exchange Act, the SEC’s regulations promulgated thereunder, and applicable Nasdaq listing standards. Pursuant to this policy, in the event that the Company has to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is (1) material to the previously issued financial statements, or (2) would result in material misstatement if the error were corrected in the current period or left uncorrected in the current period that was caused by any fraud, negligence, or intentional misconduct by an executive officer, the Company, as approved by the Compensation Committee, is required to seek recovery through repayment or return of any erroneously awarded compensation. The executive officers covered by this policy include each of the Company’s current and former Section 16 officers. We filed a copy of our Clawback Policy as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 29, 2024.

EXECUTIVE COMPENSATION
Summary Compensation Table
The table below summarizes compensation paid to or earned by our NEOs for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Stock Awards(a) ($)	Non-Equity Incentive Plan Compensation(b) ($)	All Other Compensation(c) ($)	Total ($)
Fabio Sandri	2024	$1,000,000	$942,956	$1,982,000	$17,075	$3,942,031
President and CEO	2023	942,308	613,554	1,000,000	22,103	2,577,965
	2022	900,000	731,408	1,350,000	30,015	3,011,423
Matthew Galvanoni	2024	532,692	490,329	1,046,993	11,863	2,081,877
CFO	2023	508,461	340,853	425,000	18,447	1,292,761
	2022	500,000	406,338	665,025	39,332	1,610,695
(a)The dollar amounts represent the aggregate grant date fair value of stock awards granted during each of the years presented. The grant date fair value of an award is measured in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 16 to the Form 10-K. For the awards subject to performance conditions, the grant date fair value is based upon the probable outcome of such conditions using an average of the most recent five years performance achievement. For 2024, the grant date fair value reported above was based on a historical average performance achievement of 86.3%. Assuming the highest level of performed conditions would be achieved, the aggregate grant date fair value for 2024 would be $2,185,299 for Mr. Sandri and $1,136,335 for Mr. Galvanoni.
(b)Reflects annual incentive cash compensation earned for each fiscal year of service pursuant to the STIP. See “Compensation Discussion and Analysis - Components of Compensation - Annual Cash Incentive Compensation” for a discussion of the 2024 STIP. Mr. Galvanoni’s 2023 amount shown also includes the cash payout of the 2023 Special Incentive Program previously disclosed.
(c)The “All Other Compensation” column includes the following items of compensation:

Name	Year	Group-term Life Insurance ($)	Long-term Disability Premium ($)	Company 401(k) Match ($)	Deferred Compensation Plan Contributions ($)	Allowances ($)	Total ($)
Fabio Sandri	2024	$1,242	$543	$5,175	$10,115	$—	$17,075
Matthew Galvanoni	2024	1,242	543	5,175	4,303	600	11,863
Grants of Plan-Based Awards for Fiscal Year 2024

	Grant		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			Grant Date Fair Value of Stock Awards ($)
Name	Type	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Fabio Sandri	2024 STIP		$250,000	$1,000,000	$2,000,000
	2024 Program	01/22/2024				19,547	39,093	78,186	$942,956
Matthew Galvanoni	2024 STIP		$133,173	$532,692	$1,065,384
	2024 Program	01/22/2024				10,164	20,328	40,656	$490,329
(a)The amounts reported in these columns reflect the threshold, target and maximum amounts available under the 2024 STIP, as determined by the Compensation Committee. For more information, see “Compensation Discussion and Analysis - Annual Cash Incentive Compensation.” Actual payments were made in fiscal 2025 and the amounts are reported in the Summary Compensation Table above.
(b)Reflects the grants under the 2024 Program based upon the probable outcome of the performance conditions using an average of the most recent five year’s performance achievement. For more information, see “Compensation Discussion and Analysis - Long-Term Incentive Compensation.”
Sandri and Galvanoni Employment Terms
Messrs. Sandri and Galvanoni do not have written employment agreements with the Company. For more information regarding compensation to our NEOs during fiscal year 2024 and the terms of our equity awards, see

“Compensation Discussion and Analysis - Components of Compensation” and “Compensation Discussion and Analysis - Long-Term Incentive Compensation.”
Outstanding Equity Awards at December 29, 2024

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(a) (#)	Market Value of Shares or Units of Stock That Have Not Vested(b) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(a) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(b) ($)
Fabio Sandri	190,366	$8,741,607	78,186	$3,590,301
Matthew Galvanoni	36,315	1,667,585	40,656	1,866,924
(a)Consists of the following outstanding shares of our restricted stock:

Name	Award	Grant Date	Shares Outstanding	Vesting
Fabio Sandri	2021 FCF Program	01/07/2021	125,000	Vests ratably in equal installments on 7/1/2025 and 7/1/2026
	2021 Program	02/10/2021	16,412	Vests on 12/31/2024
	2023 Program	03/03/2023	48,954	Vests ratably in equal installments on 12/31/2024, 12/31/2025, and 12/31/2026
			190,366

	2024 Program(1)	01/22/2024	78,186	Performance period 1/1/2024 through 12/31/2024, then vests ratably over three years in equal installments on 12/31/2025, 12/31/2026, and 12/31/2027

Matthew Galvanoni	2021 Program	03/15/2021	9,118	Vests on 12/31/2024
	2023 Program	03/03/2023	27,197	Vests ratably in equal installments on 12/31/2024, 12/31/2025, and 12/31/2026
			36,315

	2024 Program(1)	01/22/2024	40,656	Performance period 1/1/2024 through 12/31/2024, then vests ratably over three years in equal installments on 12/31/2025, 12/31/2026, and 12/31/2027
(1)In accordance with SEC rules, this reflects the maximum payout of shares of the 2024 Program for Messrs. Sandri and Galvanoni as that is the next higher achievement level exceeding achievement of the performance conditions as of December 29, 2024.
(b)Values determined based on December 29, 2024 closing market price of our common stock of $45.92 per share.

Stock Vested in Fiscal Year 2024
The following table provides information regarding shares that vested during fiscal year 2024 of our NEOs:

	Stock Awards(a)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(b) ($)
Fabio Sandri	85,838	$3,303,905
Matthew Galvanoni	—	—
(a)Reflects the vesting of equity awards during fiscal year 2024, as further described below:

Name	Award	Shares	Date of Vesting
Fabio Sandri	Time-vesting	23,338	07/01/2024
	2021 FCF Program	62,500	07/01/2024
		85,838
(b)Reflects the aggregate market value of shares of our common stock vested on the applicable dates of vesting (including, for awards settled in cash, the aggregate cash value received from the Company).
Nonqualified Deferred Compensation for Fiscal Year 2024
The following table sets forth information regarding the deferral of components of our NEOs’ compensation on a basis that is not tax-qualified for the fiscal year 2024:

Name	Executive Contributions in Last Fiscal Year(a) ($)	Registrant Contributions in Last Fiscal Year(b) ($)	Aggregate Earnings (Loss) in Last Fiscal Year(c) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Fabio Sandri	40,000	10,115	44,272	—	436,796
Matthew Galvanoni	46,762	4,303	15,701	—	161,986
(a)Amounts in this column for the Deferred Compensation Plan represent salary and bonus deferrals pursuant to the Deferred Compensation Plan and are included in the “Salary” amounts in the Summary Compensation Table above.
(b)Amounts in this column for the Deferred Compensation Plan represent company-matching awards pursuant to the Deferred Compensation Plan and are included in the “All Other Compensation” amounts in the Summary Compensation Table above. For 2024, Mr. Sandri received $10,115 in matching contributions, and Mr. Galvanoni received $4,303 in matching contributions. As a result, these sums were included as compensation in the Summary Compensation Table in previous years for the year earned, as applicable.
(c)There were no above-market or preferential earnings with respect to any deferred compensation balances.
2024 Potential Payments Upon Termination or Change-in-Control
The information below describes certain compensation that would be paid to our NEOs in the event of a termination of their respective employment with the Company or under certain circumstances in the event of a change-in-control of the Company as of the last business day of fiscal year 2024. Our NEOs would not receive any payments or benefits upon termination for cause. The Company also has no arrangements under which the NEOs would receive any payments or benefits upon a change-in-control of the Company other than immediate vesting under certain circumstances of RSUs granted to the NEOs under the Plan.

Named Executive Officer / Element of Compensation	Termination due to Death or Disability ($)	Termination Other than for Cause, Death or Disability ($)	Change-in-Control ($)
Fabio Sandri
Severance payment(a)	$—	$750,000	$—
Self-insured payments(b)	2,000,000	—	—
Immediate vesting of RSUs(c)	11,637,183	—	11,637,183
Total for Mr. Sandri	$13,637,183	$750,000	$11,637,183
Matthew Galvanoni
Severance payment(a)	$—	$180,000	$—
Self-insured payments(b)	2,000,000	—	—
Immediate vesting of RSUs(c)	3,173,240	—	3,173,240
Total for Mr. Galvanoni	$5,173,240	$180,000	$3,173,240
(a)Calculated pursuant to the Severance Plan, as described in the Compensation Discussion and Analysis.
(b)For termination due to death not related to a business travel accident, the estate of Messrs. Sandri or Galvanoni would receive $1,000,000 from third-party insurers. For termination due to death related to a business travel accident, the estate of Messrs. Sandri or Galvanoni would receive $2,000,000 from third-party insurers. For termination due to long-term disability, Messrs. Sandri or Galvanoni may receive approximately $15,000 per month in long-term disability payments from third-party insurers.
(c)For each NEO, the amount that may be owed to the NEO or their estate in the event of termination due to death or disability or if a change-in-control occurs represents the value of each NEO’s current outstanding RSUs using the closing price of the Company’s common stock on the last trading day of the fiscal year ended December 29, 2024 of $45.92.
CEO PAY RATIO FOR FISCAL YEAR END 2024
Pay Ratio
Our CEO to median employee pay ratio has been calculated in accordance with SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and in a manner consistent with Item 402(u) of Regulation S-K. Mr. Sandri’s annual total compensation in 2024 was $3,942,031. The median employee’s annual total compensation in 2024 was $35,058 calculated using the same methodology as used in the calculation of compensation for the Summary Compensation Table. As a result, the ratio of Mr. Sandri’s 2024 annual total compensation to the median employee’s 2024 annual total compensation was 113:1.
Identification of Median Employee
For purposes of identifying the median employee, we evaluate all employees, other than Mr. Sandri, employed by Pilgrim’s Pride and calculate each such employee’s total cash compensation as of the end of the most recent fiscal year. Total cash compensation consists of annual base pay, annual wages (not including overtime), and target incentive compensation and bonuses at 100% of bonus opportunity. We did not make any material assumptions, adjustments, or estimates with respect to total cash compensation. The total compensation of each employee other than Mr. Sandri was then ranked lowest to highest to identify the median employee for 2024. We have had no significant changes to employee population or employee compensation that would indicate a need to re-identify the median employee or that would significantly impact the pay ratio disclosure. For this reason, we kept the same median employee as identified in 2023 only updating to their 2024 total compensation for the pay ratio disclosure.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
As discussed in our CD&A above, our Compensation Committee aligns our executive pay with performance. The following table sets forth information regarding the compensation information for our NEOs and specific performance measures, including our company selected measure (“CSM”) for the 5 most recent fiscal years:

							Value of Initial Fixed $100 Investment Based On:		(in thousands)
	Summary Compensation Table - PEO #1(1) ($)	Compensation Actually Paid - PEO #1(2) ($)	Summary Compensation Table - PEO #2(1) ($)	Compensation Actually Paid - PEO #2(2) ($)	Summary Compensation Table - Non-PEO NEO(1) ($)	Compensation Actually Paid - Non-PEO NEO(2) ($)	PPC TSR	Peer Group TSR	Net Income ($)	CSM: Profit Before Taxes Margin (%)
2024	3,942,031	5,767,299	—	—	2,081,877	4,123,145	$139.28	$75.72	1,087,223	8.8%
2023	2,577,965	4,660,929	—	—	1,292,761	1,464,968	83.89	70.57	322,317	2.5%
2022	3,011,423	95,033	—	—	1,610,695	1,204,357	72.19	87.04	746,538	6.1%
2021	8,581,691	16,487,836	—	—	1,905,296	2,716,224	83.56	102.90	31,268	5.1%
2020	2,546,931	(2,709,606)	723,665	(11,406,682)	—	—	58.69	86.84	95,070	3.1%
(1)The PEOs and Other NEOs for each year reported in this table are:

Year	PEO #1	PEO #2	Other NEOs
2024	Fabio Sandri	N/A	Matthew Galvanoni
2023	Fabio Sandri	N/A	Matthew Galvanoni
2022	Fabio Sandri	N/A	Matthew Galvanoni
2021	Fabio Sandri	N/A	Matthew Galvanoni
2020	Fabio Sandri	Jayson Penn	N/A
(2)None of our NEOs participate in a pension plan; therefore, we did not report a change in pension value for any of the years reflected in this table, and a deduction from the SCT total related to pension value is not needed. The following table shows items added to or deducted from the Total Compensation in the Summary Compensation Table in order to calculate the amount of executive Compensation Actually Paid (or “CAP”), as shown in table above:

	2024		2023		2022		2021		2020
Adjustments	PEO #1 ($)	Average of Other NEOs ($)	PEO #1 ($)	Average of Other NEOs ($)	PEO #1 ($)	Average of Other NEOs ($)	PEO #1 ($)	Average of Other NEOs ($)	PEO #1 ($)	PEO #2 ($)
Total Compensation from SCT	$3,942,031	$2,081,877	$2,577,965	$1,292,761	$3,011,423	$1,610,695	$8,581,691	$1,905,296	$2,546,931	$723,665
Adjustments for stock and option awards:
(Subtraction): SCT amounts	(942,956)	(490,329)	(613,554)	(340,853)	(731,408)	(406,338)	(6,062,913)	(921,087)	(1,425,900)	—
Fair value at year-end of awards granted in the year and unvested at year end	2,895,577	1,505,671	700,990	389,439	—	—	13,044,043	1,506,985	2,472,077	—
Change in fair value from prior year end of outstanding and unvested awards granted in prior years	4,129,160	1,025,926	1,737,787	38,204	(2,289,880)	—	1,149,663	—	(559,648)	—
Vesting date fair value of awards granted and vesting during such year	—	—	—	—	—	—	—	225,030	—	—
Change in fair value from prior year end of vested awards granted in prior years	929,626	—	257,741	85,417	104,898	—	4,589	—	(1,786,666)	(1,787,262)
Fair value at end of prior year of awards granted in prior years that were forfeited	(5,186,139)	—	—	—	—	—	(229,237)	—	(3,956,400)	(10,343,085)
Compensation Actually Paid (as calculated)	$5,767,299	$4,123,145	$4,660,929	$1,464,968	$95,033	$1,204,357	$16,487,836	$2,716,224	$(2,709,606)	$(11,406,682)
(3)Total shareholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on December 29, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each year reported in the table.
(4)Our peer group used for the total shareholder return (“TSR”) calculation is the peer group used to show our performance in our Form 10-K, which is comprised of two companies: Hormel Foods Corp and Tyson Foods Inc.
(5)Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link CAP to our NEOs for fiscal 2024 to our company’s performance, is Profit Before Taxes Margin (as defined elsewhere in this proxy statement, “PBT Margin”). PBT Margin is a non-GAAP financial measure that takes GAAP Income Before Taxes, adds back litigation settlement expense, subtracts gain on early extinguishment of debt, and in prior years, other nonrecurring items, and divides by Net Sales. For a reconciliation of this non-GAAP financial measure for fiscal year 2024, see Annex A at the end of this proxy statement.

Tabular List of Most Important Pay-for-Performance Financial Performance Measures
The following table lists the four most important financial performance measures that we use to align executive compensation with performance as discussed in the CD&A above:

Financial Performance Measures
PBT Margin(1)
U.S. EBIT per processed pound(2)
Mexico EBIT margin(3)
Europe EBIT margin(4)
(1)PBT Margin is defined in the CD&A under “Performance Metrics for 2024 Program.” For a reconciliation of this non-GAAP financial measure for fiscal year 2024, see Annex A at the end of this proxy statement.
(2)U.S. EBIT per processed pound (in cents) is defined in the CD&A under “Performance Metrics for 2024 Program.”
(3)Mexico EBIT margin is defined in the CD&A under “Performance Metrics for 2024 Program.”
(4)Europe EBIT margin is defined in the CD&A under “Performance Metrics for 2024 Program.”
The charts shown below compare the company-selected financial measure of PBT Margin, net income, and PPC and peer group TSR as described above with executive compensation actually paid (or “CAP”) for each of the five most recent years:

CAP vs. PBT Margin
Compensation Actually Paid (in USD)
$20,000,000
$10,000,000
$—
$(10,000,000)
10.0%
8.0%
6.0%
4.0%
2.0%
PBT Margin
2020
2021
2022
2023
2024
CAP - PEO
CAP - Non-PEO NEO
PBT Margin

CAP vs. Total Shareholder Return
$20,000,000
$10,000,000
$—
$(10,000,000)
Compensation Actually Paid (in USD)
$150.00
$125.00
$100.00
$75.00
$50.00
Total Shareholder Return (Indexed at $100)
2020
2021
2022
2023
2024
CAP - PEO
CAP - Non-PEO NEO
TSR - PPC
TSR - Peer Group

CAP vs. Net Income
Compensation Actually Paid (in USD)
$20,000,000
$10,000,000
$—
$(10,000,000)
Net Income (in thousands; in USD)
$1,200,000
$900,000
$600,000
$300,000
$—
2020
2021
2022
2023
2024
CAP - PEO
CAP - Non-PEO NEO
Net Income

COMPENSATION RISKS
The Company has reviewed and assessed our compensation policies and practices to determine whether they are reasonably likely to have a material adverse effect on the Company. The Company’s management reviews compensation policies for the presence of certain elements that could encourage employees to take unnecessary or excessive risks; the ratios and level of incentive to fixed compensation, annual to long-term compensation and cash to equity compensation; and the comparison of compensation expense to earnings of the Company. Management’s assessment of the Company’s compensation policies is reviewed by the Compensation Committee as part of its risk oversight function.
The Company believes that its compensation programs for employees and executive officers are appropriately tailored to encourage employees to grow our business, but not to encourage them to do so in a way that poses unnecessary or excessive material risk. In particular, in 2024, the Company’s compensation programs were designed to provide the following:
•elements that balance short-term and long-term compensation;
•incentive compensation that rewards performance; and
•compensation with fixed and variable components.
As a result, the Company believes that executive officers and key employees receive a balance between competitive remuneration to encourage retention and compensation designed to provide opportunities to earn more by successfully executing our business strategy. The Company believes the design of these programs encourages our executive officers and key employees to perform at high levels and maximize Company performance without focusing exclusively on compensation performance metrics to the detriment of other important business metrics.
The Company also believes that its compensation program does not encourage excessive risk taking because the above compensation elements coupled with equity ownership in the Company provide a proper mix between long and short-term incentives. A significant portion of the NEOs’ total compensation is performance-based and tied to the profitability of the Company. Specifically, in 2024, Messrs. Sandri and Galvanoni were eligible to receive an annual cash bonus payable based on the Company’s PBT Margin. Additionally, Messrs. Sandri and Galvanoni have been granted equity awards and currently own a level of equity that the Company believes provides sufficient long-term incentives. The Company believes that the NEOs’ beneficial ownership of Pilgrim’s Pride common stock, which encourages long-term focus on sustainable performance, aligns their interests with those of our stockholders. For 2024, approximately 66.0% of the total target compensation of each of our CEO and CFO was “at risk,” or dependent upon the Company’s performance.
Overall, the Company concluded that there were no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2024, the members of the Compensation Committee were Arquimedes Celis, Gilberto Tomazoni, and Andre Nogueira de Souza. No member of the Committee was, during 2024, an officer, former officer or employee of the Company or any of our subsidiaries. We did not have any compensation committee interlocks in 2024. See “Related Party Transactions - Reportable Transactions” for additional information on the Company’s transactions with JBS.
INSIDER TRADING POLICY
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the Company’s securities by directors, officers, and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations (the “Insider Trading Policy”). For information on compensation-related aspects of this policy, see “Compensation Discussion and Analysis — Policy on Pledging” and “Compensation Discussion and Analysis — Policy on Hedging.” It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of our Insider Trading Policy is attached as Exhibit 19.1 to the 2024 Annual Report.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers and Directors, and persons who own more than ten percent of our common stock (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Based on a review of such reports filed with the SEC during the most recent fiscal year, our internal records and any written representations from Reporting Persons, we believe that the Reporting Persons complied with all Section 16(a) filing requirements applicable to our Reporting Persons for the fiscal year ended December 29, 2024 except for the following due to administrative delays: for each of Ms. Aslam and Messrs. Joesley Batista, Wesley Batista, Celis, Menon, Nogueira, Padilla, Tomazoni and Vasconcellos, one late Form 4 reporting an RSU grant; for Mr. Galvanoni, one late Form 4 reporting the acquisition of RSUs due to certain PSUs being earned; and for Mr. Sandri, three late Form 4s (reporting two separate acquisitions of RSUs due to certain PSUs being earned, the cash settlement of certain RSUs upon vesting and a sale of shares of common stock).
SECURITY OWNERSHIP
The following table sets forth certain information with respect to the beneficial ownership of our common stock by (1) each person known by us to own more than 5% of the outstanding shares of our common stock (the only class of voting securities outstanding); (2) each of our directors and director nominees; (3) our NEOs; and (4) all of our current Directors and executive officers as a group. The information below is provided as of March 20, 2025, unless otherwise indicated below.

Name and Beneficial Owner(a)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Outstanding Common Stock	Percent of Voting Power
Wesley Mendonça Batista(b)	195,447,632	82.34%	82.34%
Joesley Mendonça Batista(b)	195,447,632	82.34%	82.34%
JBS Wisconsin Properties, LLC(b)	195,445,936	82.34%	82.34%
Fabio Sandri	360,930	*	*
Matthew Galvanoni	79,057	*	*
Wallim Cruz de Vasconcellos Junior	16,908	*	*
Farha Aslam	14,122	*	*
Arquimedes A. Celis	14,122	*	*
Ajay Menon	9,162	*	*
Joanita Karoleski(c)	7,466	*	*
Raul Padilla	6,731	*	*
Gilberto Tomazoni	1,696	*	*
Andre Nogueira de Souza	1,696	*	*
All current executive officers and Directors as a group (12 persons)(a)	195,961,218	82.56%	82.56%
*    Less than 1%.
(a)Unless otherwise noted, the address for each individual is c/o Pilgrim’s Pride Corporation, 1770 Promontory Circle, Greeley, CO 80634-9038. To our knowledge, except as otherwise indicated, each of the persons listed above has sole voting and investment power with respect to shares beneficially owned. The amounts reported for each of the individual Directors, except Ms. Karoleski, include the following shares of common stock underlying RSUs which would vest upon their departure from the Board: for each of Messers. Wesley and Joesley Batista, Tomazoni, and Nogueira: 1,696; for Mr. Vasconcellos, 16,908; for each of Ms. Aslam and Mr. Celis, 14,122; for Mr. Menon, 9,162; for Mr. Padilla, 6,731; and Ms. Karoleski, none. The amounts reported for each of the individual executive officers, include the following shares of common stock underlying RSUs which are all unvested as of the record date, but will vest upon varying future vesting dates as detailed above in Executive Compensation: for Mr. Sandri, 220,693; and for Mr. Galvanoni, 50,922.
(b)JBS Wisconsin Properties, LLC is a wholly owned, indirect subsidiary of JBS S.A. and directly beneficially owns 195,445,936 shares of our common stock. JBS S.A. is ultimately controlled by Joesley Mendonça Batista and Wesley Mendonça Batista, who jointly control and equally and indirectly own: (1) 100% of the equity interests in J&F Investimentos S.A., a Brazilian corporation, which owns approximately 23.54% of the outstanding capital of JBS S.A.; and (2) 100% of the equity interests in J&F Participações S.A., a Brazilian corporation, which owns approximately 24.79% of the outstanding capital of JBS S.A. The address of JBS S.A. is Avenida Marginal Direita do Tietê, 500, Bloco 1, 3rd Floor, City of São Paulo, State of São Paulo, Brazil, CEP 05118-100 and the address of JBS Wisconsin Properties, LLC is 1770 Promontory Circle, Greeley, CO 80634-9038. The ownership of each of Messrs. Batista also includes shares of common stock underlying RSUs that will vest upon their departure from the Board.

(c)The amount reported for Ms. Karoleski are shares of common stock derived from RSUs that vested upon her departure from the Board in February 2024. Ms. Karoleski was reappointed to the Board in February 2025.
RELATED PARTY TRANSACTIONS
Related Party Transactions Policy
During 2024, in accordance with its Charter, our Audit Committee was responsible for reviewing and approving the terms and conditions of all proposed transactions required to be disclosed under Item 404 of Regulation S-K, including transactions between us and any of our officers or Directors, or relatives or affiliates of any such officers or Directors. Furthermore, our Certificate of Incorporation provides that all transactions required to be disclosed under Item 404 of Regulation S-K under the Exchange Act (“related party transactions”) must first be reviewed, evaluated and approved by the Audit Committee or other committee comprised solely of independent directors, such approval to be evidenced by a resolution stating that such committee has, in good faith, unanimously determined that such transaction complies with the provisions of our Certificate of Incorporation governing related party transactions. Any Audit Committee or other independent body member who was or is not independent with respect to a related party transaction under review has been required by our Audit Committee Charter to disclose his or her lack of independence to the remaining committee members and abstain from the review and approval of that transactions. Under our Certificate of Incorporation, neither we nor any of our subsidiaries may enter into certain sale and purchase transactions with or for the benefit of JBS and its affiliates, except on fair and reasonable terms that are no less favorable to us and/or our applicable subsidiary than those that could have been obtained in a comparable arm’s-length transaction with an unrelated third party. Additionally, pursuant to our Governance Policies, we will not make significant charitable contributions to organizations in which a Director or his/her family member is affiliated, enter into consulting contracts with (or otherwise provide indirect forms of compensation to) a Director, or enter into transactions (other than service as a Director) with the Director or any business or nonprofit entity in which the director is a general partner, controlling stockholder, officer, manager, or trustee, or materially financially interested, without the prior approval of a majority of disinterested members of the full Board, and, if required by Nasdaq rules, the Audit Committee.
Reportable Transactions
Since January 1, 2024, the start of our fiscal year 2024, these transactions, along with all other related party transactions, received the approval of our Audit Committee. With the assistance of our management’s analysis, the Audit Committee reviewed the terms of all contracts entered into with related parties and determined that they were substantially similar to, and contained terms not less favorable to us than, those obtainable from unaffiliated parties.
The following are our related party transactions with amounts shown for the fiscal year 2024 (in thousands):

Expenditures paid by JBS USA Food Company on behalf of Pilgrim’s(a)	$121,962
Expenditures paid by Pilgrim’s on behalf of JBS USA Food Company(a)	14,593
Sales to related parties(b)	33,333
Purchases from related parties(b)	206,482
(a)We have an agreement with JBS USA to allocate costs associated with JBS USA’s procurement of SAP licenses and maintenance services for both companies. Under this agreement, the fees associated with procuring SAP licenses and maintenance services are allocated between the Company and JBS USA in proportion to the percentage of licenses used by each company. The agreement expires on the date of expiration, or earlier termination, of the underlying SAP license agreement. We also have an agreement with JBS USA to allocate the costs of supporting the business operations by one consolidated corporate team, which have historically been supported by their respective corporate teams. Expenditures paid by JBS USA on behalf of PPC will be reimbursed by PPC and expenditures paid by PPC on behalf of JBS USA will be reimbursed by JBS USA. This agreement expires on December 31, 2025. Additionally, on December 30, 2024, we entered into a tax sharing agreement with JBS USA governing the allocation, and certain payment and reimbursement obligations of U.S. income tax liabilities and assets among the Company and its relevant U.S. corporate subsidiaries, on the one hand, and JBS USA and its relevant U.S. subsidiaries, on the other hand. Additionally, JBS USA will be required to make payments to the Company for the incremental tax cost savings to JBS USA arising from the planned consolidation with respect to any dividends paid by the Company on or after December 30, 2024, but prior to December 30, 2026, in the aggregate amount of up to $725.0 million. The agreement is effective for each tax year beginning on or after December 30, 2024 or such other date in which the Company becomes a member of the Parent Consolidated Group (as defined in the Tax Sharing Agreement).
(b)We routinely enter into transactions to sell our products to JBS USA and its subsidiaries and purchase products from them.

PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board of Directors recommends the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. For information on the fees paid to KPMG LLP in fiscal years 2025 and 2024, see “Independent Registered Public Accounting Firm Fee Information.”
Representatives of KPMG LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will be given the opportunity to make a statement if they wish to do so.
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025. Proxies will be so voted unless stockholders specify otherwise.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and the independent registered public accounting firm, risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (who reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.
The Company’s management has primary responsibility for preparing our financial statements and for our financial reporting process. Our independent registered public accounting firm is responsible for auditing those annual financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with U.S. GAAP. The Audit Committee’s responsibility is to monitor and review these processes and have direct responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements, but not to verify independently the information provided to the Audit Committee.
In this context, the Audit Committee hereby reports as follows:
1.    The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.
2.    The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
3.    The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
4.    Based on the review and discussions set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024 for filing with the SEC.
The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Audit Committee
Wallim Cruz de Vasconcellos Jr, Chairman Farha Aslam Arquimedes Celis

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION
The following table shows the aggregate fees for services rendered by KPMG LLP, the Company’s independent registered public accounting firm, for the fiscal years indicated:

	2024	2023
Audit fees(a)	$4,013,590	$4,367,851
Audit-related fees(b)	136,666	64,329
Tax fees(c)	68,053	—
Total	$4,218,309	$4,432,180
(a)Audit fees incurred are for the annual audit of the Company’s financial statements, the audit of internal controls over financial reporting (i.e., the Sarbanes-Oxley 404 Audit), the reviews of our quarterly reports on Form 10-Q, and statutory audits required in Mexico and the U.K. and Europe.
(b)Audit-related services principally include other attestation services such as agreed-upon procedures required for compliance with contracts or other statutes. For 2024, audit-related fees are primarily from work associated with Mexico social security law compliance reports and financial statement audits for tax purposes.
(c)Tax fees include services such as transfer pricing and foreign trade compliance procedures.
The Audit Committee pre-approved all audit and non-audit fees of the independent registered public accounting firm during 2024 and 2023.
Pre-Approval Policies and Procedures
In accordance with its Charter, our Audit Committee has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm. Under these procedures, prior to the engagement of the independent registered public accounting firm for pre-approved services, requests or applications for the independent registered public accounting firm to provide services must be submitted to our CFO, or his designee, and the Audit Committee and must include a detailed description of the services to be rendered. The CFO, or his designee, and the independent registered public accounting firm must ensure that the independent registered public accounting firm is not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee’s pre-approval and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent registered public accounting firm and the related fees.
Requests or applications for the independent registered public accounting firm to provide services that require additions or revisions to the 2024 pre-approval will be submitted to the Audit Committee (or any Audit Committee members who have been delegated pre-approval authority) by the CFO or his designee. Each request or application must include:
•a recommendation by the CFO (or designee) as to whether the Audit Committee should approve the request or application; and
•a joint statement of the CFO (or designee) and the independent registered public accounting firm as to whether, in their view, the request or application is consistent with the SEC’s regulations and the requirements for auditor independence of the PCAOB.
The Audit Committee also will not permit the engagement to provide any services to the extent that the SEC has prohibited the provision of those services by independent registered public accounting firms.
The Audit Committee delegated authority to the Chairman of the Audit Committee to:
•pre-approve any services proposed to be provided by the independent registered public accounting firm and not already pre-approved or prohibited by this policy up to $25,000;
•increase any authorized fee limit for pre-approved services (but not by more than 30% of the initial amount that was pre-approved) before we or our subsidiaries engage the independent registered public accounting firm to perform services for any amount in excess of the fee limit; and

•investigate further the scope, necessity or advisability of any services as to which pre-approval is sought.
The Chairman of the Audit Committee is required to report any pre-approval or fee increase decisions to the Audit Committee at the following Audit Committee meeting.

PROPOSAL 5. APPROVAL OF AMENDED AND RESTATED PILGRIM’S PRIDE CORPORATION 2019 LONG TERM INCENTIVE PLAN
Overview

We are asking stockholders to approve the Amended and Restated Pilgrim's Pride Corporation 2019 Long Term Incentive Plan (the “2019 LTIP” and, as restated, the “Restated 2019 LTIP”) to increase the number of shares of Company common stock available for issuance under the 2019 LTIP by 2,500,000. The Restated 2019 LTIP also adds a limit on annual grants to non-employee directors of $500,000 (when aggregated with cash compensation). The Restated 2019 LTIP was adopted by our Board on April 3, 2025, subject to approval by our stockholders at the Annual Meeting. If approved by the Company’s stockholders, the Restated 2019 LTIP will become effective as of the date it is approved by our stockholders. After the proposed increase, up to a total of 4,500,000 shares will be available for new equity award grants under the Restated 2019 LTIP (including shares underlying certain outstanding awards previously made subject to stockholder approval).
Other than the increase in the number of shares of Common Stock reserved for issuance described above and the inclusion of the limit on non-employee director compensation, we are not proposing to make any other material changes to the 2019 LTIP. The Restated 2019 LTIP also contains a new definition of “Cause,” a provision allowing the Compensation Committee to permit or require the deferral of the issuance of shares or payment of cash in settlement of any award (as discussed below under “—Summary of the Restated 2019 LTIP—Deferrals of Full Value Awards”), and certain immaterial clarifications to defined terms and other immaterial amendments intended to streamline unnecessary or redundant language. The Restated 2019 LTIP will continue to provide for the grant of a broad range of long-term equity-based and cash-based awards, including performance-based awards, to the Company’s officers and other employees, members of the Board and any consultants.
We believe the ability to grant awards under the Restated 2019 LTIP is necessary to enable us to attract, motivate and retain directors and key employees, and to provide incentives for such individuals through Common Stock ownership and other rights that promote and recognize the financial success and growth of our Company.
Based upon recent equity award requirements, we believe that the proposed increase of 2,500,000 shares of Common Stock to be reserved for issuance under the Restated 2019 LTIP will be sufficient for equity awards for at least one year. However, the number of shares of Common Stock required for future grants is not currently known and is dependent upon several factors that cannot be predicted, including but not limited to the price of the Company’s Common Stock on future grant dates.
If stockholders do not approve the Restated 2019 LTIP, the 2019 LTIP will continue in its current form, such that the pool of shares of Common Stock available thereunder will become depleted and be insufficient for equity awards made following our annual grants in 2025. As a result, in future years, we may not be able to continue to offer equity packages to our current employees and new employees and/or consultants, and thus may be less competitive than other companies that offer equity. We believe that this could impede our plans for growth and impair our ability to operate our business. In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent, which we believe could adversely affect our reported earnings and financial results. We also believe that equity grants are a more effective compensation vehicle than cash awards because they better align the financial interests of employees with the interests of stockholders, and promote actions that result in long-term value creation.
If this Proposal 5 receives the requisite stockholder approval, the Company intends to register the additional shares of Common Stock available for issuance under the Restated 2019 LTIP on a registration statement on Form S-8 under the Securities Act of 1933, as amended, as soon as reasonably practicable following receipt of approval.
Summary of the Restated 2019 LTIP
The following is a summary of certain material features of the Restated 2019 LTIP, which does not purport to be a complete description of all the provisions of Restated 2019 LTIP, and is qualified in its entirety by reference to the complete terms of the Restated 2019 LTIP attached hereto as Appendix A (which shows text deleted from the 2019 LTIP as stricken and text added to it as underlined).

Stockholders are urged to read the actual text of the proposed Restated 2019 LTIP. To the extent there is a conflict between this summary and the Restated 2019 LTIP, the terms of the Restated 2019 LTIP will govern.
Key Features of the Amended and Restated 2019 LTIP
Below is a summary of some of the key features of the Amended and Restated 2019 LTIP that are designed to protect the rights of the Company’s stockholders:
•No “Reload” Stock Options. The Restated 2019 LTIP does not permit grants of stock options with a “reload” feature that would provide for additional stock options to be granted automatically to a participant upon the participant's exercise of previously-granted stock options.
•No Repricing or Replacement of Stock Options or Stock Appreciation Rights (“SARs”). Stock options and SARs granted under the Restated 2019 LTIP may not be repriced, replaced or re-granted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award. Cash buyouts of underwater awards are not permitted.
•No In-the-Money Stock Option or SAR Grants. The Restated 2019 LTIP prohibits the grant of stock options or SARs with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.
•Ten-Year Expiration. No stock option or SAR would be permitted to be exercisable after the ten-year anniversary of the date of grant.
•No “Evergreen” Provision. The total number of shares that may be issued under the Restated 2019 LTIP is limited to the share reserve that is subject to stockholder approval. That is, the Restated 2019 LTIP does not include an automatic share replenishment provision (also known as an “evergreen” provision).
•No Liberal Change in Control Definition. The definition of “change in control” in the Restated 2019 LTIP would require consummation, not only stockholder approval, of a merger or similar corporate transaction.
•No Increase to Shares Available for Issuance without Stockholder Approval. The Restated 2019 LTIP prohibits any increase in the total number of shares of common stock that may be issued under the Restated 2019 LTIP without stockholder approval, other than adjustments in connection with certain corporate reorganizations, changes in capitalization and other events, as described below.
General Plan Information
The purpose of the Restated 2019 LTIP is to (1) aid the Company in attracting, securing and retaining directors of outstanding ability, (2) aid the Company and its subsidiaries and affiliates in attracting, securing and retaining employees of outstanding ability, (3) attract consultants to provide services to the Company and its subsidiaries and affiliates, as needed, and (4) motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries and its affiliates by providing incentives through the granting of awards under the plan. The Restated 2019 LTIP permits the granting of any or all of the following types of awards:
•stock options, including incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”);
•SARs;
•dividend equivalent rights;
•restricted stock awards;
•RSUs;
•performance bonus awards; and
•other stock-based awards.

The Restated 2019 LTIP provides that the maximum number of shares of common stock with respect to which awards may be granted is 4,500,000 shares (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below), whether pursuant to ISOs or otherwise. To the extent permitted by applicable law or rules, shares of common stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired by (or combined with) the Company or any subsidiary will not be counted against shares of common stock available for grant pursuant to the Restated 2019 LTIP.
The Restated 2019 LTIP also provides that the total number of shares of common stock that will be available for grants of ISOs is 4,500,000 shares. The fair value of awards, when aggregated with cash compensation, granted to a non-employee director in any fiscal year may not exceed $500,000. Shares which are subject to awards that expire, terminate, lapse for any reason or are settled for cash, or which are tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award may be utilized again with respect to awards granted under the Restated 2019 LTIP. The payment of any dividend equivalent rights in cash in conjunction with any outstanding awards shall not be counted against the shares available for issuance under the Restated 2019 LTIP.
Eligibility
Currently, employees (including executive officers), directors and consultants (including agents, independent contractors, leased employees and advisors) of the Company, its subsidiaries and affiliates are eligible to participate in the Restated 2019 LTIP. Only employees of the Company or its subsidiaries may be granted ISOs. As of the Record Date, the Company, its subsidiaries and affiliates had approximately 61,600 employees. Additionally, as of that date, the Company had ten non-employee directors. The actual participants under the Restated 2019 LTIP are to be determined from time to time by the Compensation Committee, in its discretion.
Administration
The Restated 2019 LTIP is administered by the Board or a committee appointed by the Board, which will initially be the Compensation Committee. The Compensation Committee has the authority to, among other things, select employees, directors or consultants to whom awards are to be granted, to determine the number of options or other types of awards to be granted to such employees, directors or consultants, to establish the terms and conditions of such awards, and to delegate non-discretionary administrative responsibilities in connection with the Restated 2019 LTIP to such other persons as it deems advisable. The Compensation Committee has the authority to interpret the Restated 2019 LTIP, to establish, amend and revise any rules and regulations relating to the Restated 2019 LTIP, and to otherwise make any determination that it deems necessary or advisable for the administration of the Restated 2019 LTIP. In order to satisfy the requirements of Rule 16b-3 of the Exchange Act, members of the Compensation Committee are required to be “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. The Restated 2019 LTIP provides that the Board may authorize one or more officers to grant awards to participants who are not subject to the rules promulgated under Section 16 of the Exchange Act or officers or Directors of the Company to whom the authority to grant or amend awards has been given, provided that any such grants will be subject to the terms and conditions of the Compensation Committee authorization.
Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior stockholder approval, provided, however, that the Compensation Committee may: (1) authorize the Company, with the consent of the respective participant, to issue new awards in exchange for the surrender and cancellation of any or all outstanding awards or (2) buy from a participant an award previously granted with payment in cash, shares of common stock (including restricted stock) or other consideration, based on such terms and conditions as the Compensation Committee and the participant may agree. For purposes of the Restated 2019 LTIP, “Repricing” means any of the following or any other action that has the same purpose and effect: (1) lowering the exercise price of an outstanding option or SAR granted under the Restated 2019 LTIP after it is granted or (2) canceling an outstanding award granted under the Restated 2019 LTIP at a time when its exercise or purchase price exceeds the then fair market value (as defined in the Restated 2019 LTIP) of the shares underlying such outstanding award, in exchange for another award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company's assets, acquisition, spin-off, or other similar corporate transaction.

Adjustments Upon Certain Events
Subject to any required action by the stockholders of the Company, the aggregate number and kind of shares that may be issued under the Restated 2019 LTIP, the terms and conditions of any outstanding awards, as well as the grant or exercise price per share for any outstanding awards under the Restated 2019 LTIP, will be adjusted as the Committee in its discretion may deem appropriate to reflect any stock dividend, stock split, spin-off, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of common stock or the price of the shares (other than any Equity Restructuring (as defined in the Restated 2019 LTIP)). Except as expressly provided in the Restated 2019 LTIP or pursuant to action of the Compensation Committee under the Restated 2019 LTIP, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of shares subject to an award or the grant or exercise price of any award.
In the event of any event described in the preceding paragraph or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Compensation Committee may, in its sole discretion whenever the Compensation Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Restated 2019 LTIP or with respect to any award under the Restated 2019 LTIP, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, provide for adjustments to the settlement and vesting of existing awards, including termination of such awards or modification of performance targets or performance periods for performance-based awards. The Compensation Committee's determination need not be uniform and may be different for different participants.
In the event of any Equity Restructuring, which generally means a stock dividend, stock split or other event that causes a change in the per share value of shares underlying outstanding awards and that is effected without receipt of consideration by the Company, the number and type of shares covered by each outstanding award and the exercise or grant price thereof, if applicable, shall be equitably adjusted, and the Compensation Committee may, in its sole discretion, provide for equitable adjustments with respect to the aggregate number and kind of shares that may be issued under the Restated 2019 LTIP to reflect such Equity Restructuring.
Change in Control
Except as may otherwise be provided in any applicable award agreement or other written agreement entered into between the Company and a participant in the Restated 2019 LTIP, if a “change in control” occurs and the participant’s awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the change in control the awards will become fully exercisable and all forfeiture restrictions on the awards will lapse. Upon or in anticipation of the occurrence of a change in control, the Compensation Committee may cause any and all of a participant's awards to terminate at a specific time in the future and shall give each participant the right to exercise or accelerate such awards during a period of time as the Compensation Committee shall determine in its sole discretion.
Under the Restated 2019 LTIP, a “change in control” generally includes (1) a direct or indirect sale or other disposition of the Company and its subsidiaries taken as a whole as an entirety or substantially as an entirety in one transaction or series of transactions, (2) the consummation of any transaction (including a merger) to which the Company is a party the result of which is that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than 50.1% of the total voting power generally entitled to vote in the election of directors of the person surviving such transaction, (3) any “person” or “group” becomes the ultimate “beneficial owner” (each as defined in Rule 13d-3 of the Exchange Act) of more than 50% of the total voting power generally entitled to vote in the election of directors of the Company on a fully diluted basis, (4) subject to specified exceptions and qualifications, during any two consecutive years, individuals who at the beginning of such period constituted the members of the Board cease for any reason to constitute a majority of the members of the Board then in office, or (5) the adoption of a plan for the liquidation or dissolution of the Company.

Regardless of whether a change in control has occurred, the Compensation Committee may in its sole discretion at any time determine that, upon the termination of employment or service of a participant for any reason, or the occurrence of a change in control, all or a portion of such participant’s options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of a participant’s outstanding awards shall lapse, and/or that any performance criteria with respect to any awards held by a participant shall be deemed to be wholly or partially satisfied as of such date as the Compensation Committee may declare in its sole discretion. In the event that the terms of any agreement between the Company or any affiliate of the Company and the participant contains provisions that conflict with and are more restrictive than the provisions of the Restated 2019 LTIP described above, the provisions of the Restated 2019 LTIP shall prevail and control and the more restrictive provisions of such agreement (and only such terms) shall be of no force and effect.
Stock Options
The Restated 2019 LTIP provides that the option price pursuant to which common stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value of the common stock on the date the option is granted. The Compensation Committee will determine the term of each option, but no option will be exercisable more than 10 years after the date of grant. Payment of the purchase price will be (1) in cash, (2) in shares of common stock, (3) by a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (4) other property acceptable to the Compensation Committee (including through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased), or (5) any combination of the foregoing methods of payment. If a participant's service terminates by reason of death or Disability (as defined in the Restated 2019 LTIP), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within one year after the date of death or Disability (or such other period specified in the applicable award agreement). If a participant’s service with the Company terminates for any reason (other than death or Disability), each option then held by the participant may be exercised within three months (or such other period specified in the applicable award agreement) after the date of such termination, but only to the extent such option was exercisable at the time of termination of service.
Restricted Stock Awards
The Restated 2019 LTIP provides for certain terms and conditions pursuant to which restricted stock and RSUs may be granted under the Restated 2019 LTIP. Each grant of restricted stock and RSUs must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a restricted stock award or RSU granted under the Restated 2019 LTIP may, but shall not be required to, be conditioned upon the completion of a specified period of service, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. The restricted stock shall be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock).
Stock Appreciation Rights
The Compensation Committee has the authority under the Restated 2019 LTIP to grant SARs. Each SAR granted entitles a participant to exercise the SAR in whole or in part and, upon such exercise, to receive from the Company an amount equal to the product of (1) the excess of (a) the fair market value on the exercise date of one share of common stock over (b) the fair market value on the date of grant of one share of common stock and (2) the number of shares covered by the portion of the SAR so exercised, subject to any limitations the Compensation Committee may impose.
Other Types of Awards
The Compensation Committee also has the authority under the Restated 2019 LTIP to grant awards of unrestricted shares of common stock, restricted stock, RSUs, and other awards that are valued in whole or in part by reference to, or are otherwise based upon, the fair market value of the common stock. The terms and conditions of these other stock-based awards will be determined by the Compensation Committee. Other cash-based and stock-based awards may also be granted to participants from time to time as the Compensation Committee sees fit, including performance-based awards.
Such performance-based awards are rights to receive amounts denominated in cash or shares of common stock, based on the Company’s or a participant’s performance during a designated period in which attainment of the performance goals is measured.
Performance goals, the length of the performance period and time of payment of the performance-based awards are established by the Compensation Committee. The performance criteria will be based on one or more (or any combination) criteria as the Compensation Committee shall determine from time to time, including, but not limited to the following:
•revenue;
•earnings or net earnings (including earnings before or after any one or more of the following: interest, taxes, depreciation, or amortization);
•sales;
•economic value-added;
•cash flow (including, but not limited to, operating cash flow and free cash flow);
•cash flow return on capital;
•earnings per share of common stock (including earnings before any one or more of the following: interest, taxes, depreciation, amortization, restructuring costs or rental expenses);
•return on equity; return on capital; total stockholder return;
•return on invested capital; return on assets or net assets;
•return on sales; income or net income (either before or after taxes);
•operating earnings; operating income or net operating income;
•operating profit or net operating profit;
•operating or net profit margin;
•cost reductions or savings or expense management;
•funds from operations;
•appreciation in the fair market value of shares of common stock;
•working capital;
•market share;
•productivity;
•expense;
•operating efficiency;
•customer satisfaction; and
•safety record.

The foregoing criteria may relate to the Company, one or more of its affiliates, subsidiaries or one or more of its divisions, geography, business units, segments, products, product lines, partnerships, joint ventures, minority investments, or any combination thereof, of the Company or its affiliates, or the performance of an individual, and may be determined or applied on an absolute or relative basis, a consolidated basis, an adjusted basis, or as compared to the performance of a published or special index, including, but not limited to, the Standard & Poor’s 500 Stock Index, the NASDAQ Market Index, the Russell 2000 Index or a group of comparable companies, or any combination thereof.
The Compensation Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, to so ascertain the amount payable under the applicable performance-based award. In determining the amount earned by a participant under a performance-based award, the Compensation Committee shall have the right to modify the amount payable at a given level of performance, if in its sole and absolute discretion, such modification is appropriate, or to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the performance period. In addition, the Committee may, in its sole discretion, adjust the amount of the Performance-Based Award to be paid either upwards or downwards in its discretion.
Deferrals of Full Value Awards
The Compensation Committee may, in its discretion permit or require the deferral of the issuance of shares or payment of cash in settlement of any award, other an than option or stock appreciation right, subject to the terms and conditions the Compensation Committee may establish. Such terms and conditions shall be set forth in writing in the relevant award agreement, and shall address, to the extent relevant, the amount of compensation that may or must be deferred, the permissible times and forms of payment of deferred amounts, the terms and conditions of any deferral elections, and the crediting of interest or dividend equivalents on deferred amounts.
Amendments to the Restated 2019 LTIP
The Restated 2019 LTIP may be amended by the Board of Directors or the Compensation Committee, except that no amendment may be made which, (1) without the approval of the stockholders of the Company, would (except as in accordance with the provisions under the caption “Adjustments Upon Certain Events” above) increase the total number of shares reserved or extend the exercise period for an option beyond ten years from the date of grant, or that otherwise would require stockholder approval under rules of any stock exchange or market or quotation system on which the shares are traded, or other applicable law or (2) without the consent of a participant, would adversely affect in any material way any award previously granted; provided, however, that an amendment or modification that may cause an ISO to become a non-qualified stock option shall not be treated as adversely affecting the rights of a participant. Subject to the foregoing, with respect to participants who reside or work outside of the United States, the Compensation Committee, in its sole discretion, shall have the power and authority to adopt rules, procedures and subplans with provisions that limit or modify the terms and conditions of any award granted to such participants in order to conform such terms with the requirements of local law.
Transferability
Awards under the Restated 2019 LTIP are not assignable or transferable (including, without limitation, to a third party financial institution or for consideration) otherwise than by will or by the laws of descent or distribution, except that the Compensation Committee may authorize awards (other than ISOs) to be granted on terms which permit an award to be transferred to, exercised by and paid to certain persons or entities related to the participant, including, but not limited to members of the participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Compensation Committee, pursuant to such conditions and procedures as the Compensation Committee may establish. Any permitted transfer shall be subject to the condition that the Compensation Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the participant’s termination of employment or service with the Company or an affiliate of the Company to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
Applicable Policies
Any participant receiving any award granted pursuant to the Restated 2019 LTIP shall be subject to any compensation recovery policy adopted by the Board or the Compensation Committee at any time, which includes our Clawback Policy. For more information, see “Compensation Discussion and Analysis—Clawback Policy.” Any award will automatically be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions and minimum post-vesting holding periods (as described in “Compensation Discussion and Analysis—Policy on Pledging, “Compensation Discussion and Analysis—Policy on Hedging,” and “Insider Trading Policy”).
Federal Income Tax Consequences of Awards
The following is a brief summary of the principal United States federal income tax consequences of awards under the Restated 2019 LTIP. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.
Incentive Stock Options
The grant of an incentive stock option will not result in any immediate tax consequences to the Company or the participant. In addition, a participant will not recognize taxable income, and we will not be entitled to any deduction, upon the exercise of an incentive stock option while the participant is an employee or within three months following termination of employment (longer in the case of death). In such event, the excess of the fair market value of the shares acquired over the option price will be includible in the participant’s alternative minimum taxable income for the year of exercise for purposes of the alternative minimum tax. If the participant does not dispose of the shares acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of taxable ordinary income. In the event of an earlier disposition, the participant will recognize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Any additional gain to the participant will be treated as capital gain, long-term or short-term, depending on how long the shares have been held. Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time as the participant recognizes such taxable ordinary income, subject to the limitations of Section 162(m) of the Code.
Non-Qualified Stock Options
The grant of a non-qualified stock option will not result in any immediate tax consequences to the Company or the participant. Upon the exercise of a non-qualified stock option, the participant will recognize taxable ordinary income, and we will be entitled to a deduction, subject to the limitations of Section 162(m) of the Code, equal to the difference between the option price and the fair market value of the shares acquired at the time of exercise. Any gain or loss upon a subsequent sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on how long the shares have been held.
Stock Appreciation Rights
The grant of a SAR will not result in any immediate tax consequences to the Company or the grantee. Upon the exercise of a SAR, any cash received and the fair market value on the exercise date of any shares received will constitute taxable ordinary income to the grantee. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the Code.
Restricted Stock

A participant normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time, plus the amount of the dividends thereon to which the participant then becomes entitled. However, a participant may elect to recognize taxable ordinary income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. We will be entitled to a deduction in the same amount and at the same time as the participant realizes income, subject to the limitations of Section 162(m) of the Code.
RSUs/Performance Shares
Any cash and the fair market value of any shares received in connection with the grant of an RSU under the Restated 2019 LTIP will constitute taxable ordinary income to the participant in the year in which paid, and the Company will be entitled to a deduction in the same amount, subject to the limitations of Section 162(m) of the Code.
Other Stock-Based and Cash Awards
The grant of other stock-based and cash awards will generally constitute taxable ordinary income to the participant in the year in which paid, and the Company will generally be entitled to a deduction in the same amount, subject to the limitations of the Section 162(m) of the Code.
Dividend Equivalents
Dividend equivalents generally will be taxed at ordinary income rates when paid. In most instances, they will be treated as additional compensation that we will be able to deduct at that time, subject to the limitations of Section 162(m) of the Code.
Withholding
Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award.
Section 162(m) of the Code
Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000.
Section 409A of the Code
Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The Restated 2019 LTIP and awards granted under the Restated 2019 LTIP are intended to be exempt from or comply with the requirements of Section 409A of the Code.
New Plan Benefits

As of the date hereof, the following awards have been granted, contingent upon stockholder approval of the Restated 2019 LTIP, using the additional 2,500,000 shares of Common Stock to be reserved under the Restated 2019 LTIP. PSUs are shown assuming performance is deemed satisfied at the target level.

Restated 2019 LTIP

Name and Position	Dollar Value ($)(a)	Number of RSUs	Number of PSUs
Named Executive Officers
Fabio Sandri (Chief Executive Officer)	$—	42,272	270,462
Matthew Galvanoni (Chief Financial Officer)	—	12,461	60,640
Executive Group (All Named Executive Officers)	—	54,733	331,102
Non-Executive Officer Director Group	—	—	—
Non-Executive Officer Employee Group	—	277,009	273,286
(a)The dollar value is unable to be calculated for the listed awards. The ending stock price at December 29, 2024 was $45.92.

Historical Plan Awards

The awards set forth in “New Plan Benefits” are the only awards granted under the Restated 2019 Plan that are contingent upon stockholder approval of the Restated 2019 LTIP. With respect to the shares of Common Stock proposed to be reserved under the Restated 2019 LTIP that are not covered by the awards in “New Plan Benefits,” these shares will be granted at the discretion of the Compensation Committee based on a number of factors and, accordingly, such future awards under the Restated 2019 LTIP are not currently determinable. However, for illustrative purposes only, the following table sets forth information as of the Record Date with respect to the number of shares of Common Stock underlying awards that were granted historically under the 2019 LTIP since its inception (excluding awards covered under “New Plan Benefits”) to the specified groups set forth below.

Name	Number of RSUs
Named Executive Officers
Fabio Sandri	440,750
Matthew Galvanoni	84,334
Directors
Farha Aslam	14,122
Wesley Mendonça Batista	1,696
Joesley Mendonça Batista	1,696
Arquimedes A. Celis	14,122
Wallim Cruz de Vasconcellos Junior	16,908
Joanita Karoleski	7,466
Ajay Menon	9,162
Andre Nogueira de Souza	1,696
Raul Padilla	6,731
Gilberto Tomazoni	1,696
All Current Executive Officers as a Group	525,084
All Current Non-Employee Directors as a Group	75,295
Other Persons
Each associate of the current executive officers, non-employee directors and director nominee	—
Each other person who received or is to receive 5% of awards under the 2019 LTIP	444,713
All Non-Executive Officer Employees as a Group	925,341
Equity Compensation Plan Information

The following table sets forth information regarding the shares of common stock to be issued and those remaining available for issuance under our 2019 LTIP as of December 29, 2024. The amounts shown do not include the shares of Common Stock that would be issued or made available for issuance under the Restated 2019 LTIP if approved by our stockholders.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Option, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by securities holders	1,257,695	$24.64	29,935
Equity compensation plans not approved by securities holders	—	—	—
Total	1,257,695	$24.64	29,935
(a)These amounts represent PSUs and RSUs outstanding, but not yet vested, under the 2019 LTIP as of December 29, 2024, and for PSUs, assume performance is deemed satisfied at the maximum level.

Interest of Certain Persons in the Restated 2019 LTIP
Our employees (including executive officers) and non-employee directors will be eligible to receive awards under the Restated 2019 LTIP if it is approved. Accordingly, such individuals have a substantial interest in the approval of this Proposal 5.
The Board of Directors recommends that you vote “FOR” the approval of the Restated 2019 LTIP. Proxies will be so voted unless stockholders specify otherwise.

HOUSEHOLDING OF STOCKHOLDER MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or annual report to stockholders may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder who requests orally or by writing to our Investor Relations Department at the following address: 1770 Promontory Circle, Greeley, Colorado 80634 or by telephone (970) 506-7783. Any stockholder who currently is receiving multiple copies and would like to receive only one copy for his or her household should contact his or her bank, broker or other nominee record holder.
STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
Pursuant to our bylaws, a stockholder must give our Secretary timely written notice in order to present a proposal (including nominations of Directors) at the 2026 annual meeting of stockholders, which we intend to hold on April 29, 2026. Such written notice must contain specified information prescribed in our bylaws and must be received at our principal executive offices by December 30, 2025 (but not before August 2, 2025), and, if the stockholder seeks the inclusion of its director nominees on a universal proxy card, the notice must also contain the information required by Rules 14a-19(b)(2) and 14a-19(b)(3) of the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67 percent of the voting power of shares entitled to vote on the election of directors in support of director nominees other than ours). Additionally, for stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be considered for inclusion in the proxy materials for the 2026 annual meeting of stockholders, they must be received by our Secretary at our principal executive offices no later than the close of business on December 4, 2025.
ANNUAL REPORT
Our 2024 annual report is being mailed concurrently with this proxy statement. Upon written request of a stockholder, the Company will furnish without charge a copy of our 2024 Annual Report on Form 10-K, including the financial statements and financial statement schedules. If you would like to request a copy, please contact Pilgrim’s Pride Corporation, at: 1770 Promontory Circle, Greeley, Colorado 80634 Attn: Investor Relations.
In addition, our financial reports and recent filings with the SEC are available at www.sec.gov and on our website at ir.pilgrims.com. Information contained on our website is not part of this proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 30, 2025
This proxy statement and the Company’s 2024 annual report are also available electronically on our hosted website. You may view these directly at: www.proxyvote.com.
To access and review the materials made available electronically:
1.Go to www.proxyvote.com.
2.Enter the 16-digit control number located on the proxy card.
3.Click “Continue to Vote.”
We encourage you to review all of the important information contained in the proxy materials before voting.

OTHER BUSINESS
The Board of Directors is not aware of, and it is not anticipated that there will be presented at the Annual Meeting, any business other than the proposals included in this proxy statement. If other matters properly come before the Annual Meeting, the persons named on the accompanying proxy card will vote the returned proxies as the Board of Directors recommends.

By order of the Board of Directors,

FABIO SANDRI
Greeley, Colorado	President and
April 3, 2025	Chief Executive Officer

Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this proxy statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Annex A
Reconciliation of GAAP Information to Non-GAAP Financial Measures
The following reconciles the GAAP information to the Non-GAAP financial measure included in this proxy statement for the fiscal year 2024:

Reconciliation of Adjusted EBITDA	Amount
(In thousands)
Net income	$1,087,223
Add:
Interest expense, net	88,509
Income tax expense	325,046
Depreciation and amortization	433,622
EBITDA	1,934,400
Add:
Litigation settlements	167,228
Restructuring activities losses	93,388
Loss on settlement of pension from plan termination	21,649
Inventory write-down as a result of hurricane	8,075
Minus:
Foreign currency transaction gains	10,025
Net income attributable to noncontrolling interest	785
Adjusted EBITDA	$2,213,930
The following table supports the PBT Margin calculation:

Reconciliation of PBT Margin	2024
(In thousands, except percentage data)
Income before tax, as reported	$1,412,269
Add:
Litigation settlements	167,228
Gain on early extinguishment of debt	(11,211)
Income before tax, adjusted	1,568,286

Net sales	17,878,291
Income before tax, adjusted, as a percent of net sales	8.8%

Annex B

PILGRIM’S PRIDE CORPORATION
AMENDED AND RESTATED
2019 LONG TERM INCENTIVE PLAN
ARTICLE 1.PURPOSES OF THE PLAN
The purposes of the Pilgrim’s Pride Corporation Amended and Restated 2019 Long Term Incentive Plan (the “Plan”) are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success and enhance the value of the Company’s business by linking the personal interests of the Directors, Employees and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan originally became effective on May 1, 2019 (the “Effective Date”). The Company hereby amends and restates the Plan, subject to stockholder approval. The terms of this Amended and Restated 2019 Long Term Incentive Plan shall be effective on the date of stockholder approval (the “Restatement Date”) and shall apply to Awards granted on and after the Restatement Date.
ARTICLE 2.DEFINITIONS
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1. “Affiliate” means (a) a Subsidiary, (b) any entity in which the Company has a significant equity interest, or (c) any entity that directly or through one or more intermediaries is controlled by the Company, in each case, as determined by the Committee.
2.2. “Award” means an Option, an award of Restricted Stock, a Stock Appreciation Right, an award of Performance Shares, an award of Performance Stock Units, a Dividend Equivalent Right, an award of Restricted Stock Units, a Performance Bonus Award, a Performance-Based Award or any other right or benefit, including any other Award under Article ~~8~~ 8, granted to a Participant pursuant to the Plan.
2.3. “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.
2.4. “Board” means the Board of Directors of the Company.
2.5.“Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Award Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, a Participant’s (i) embezzlement or misappropriation of Company funds or property, (ii) conviction or plea of guilty, no contest or otherwise being found to be or held accountable or responsible for a misdemeanor involving moral turpitude or a felony that could result in imprisonment; (iii) violation of any material Company policy or Company code of conduct, or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any of its Affiliates, (iv) material breach of any fiduciary duty to the Company or any Affiliate; or (v) engaging in fraudulent, dishonest, unethical, dishonorable or disruptive behavior, practices or acts, or any other misconduct, which would be reasonably expected to harm or bring disrepute to the Company or any of its Affiliates, their business or any of their customers, employees or vendors, as determined by the Company.
2.6. ~~2.5~~    “Change in Control” shall mean the occurrence of any of the following events:
2.6.1.a direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all the assets of the Company and its subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) as an entirety or substantially as an entirety in one transaction or series of transactions;
2.6.2.the consummation of any transaction (including, without limitation, any merger, consolidation or recapitalization) to which the Company is a party the result of which is that immediately after such transaction the stockholders of the Company immediately prior to such transaction beneficially own less than 50.1% of the total voting power generally entitled to vote in the election of directors, managers or trustees of the person surviving such transaction;
2.6.3.any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power generally entitled to vote in the election of directors, managers or trustees of the Company on a fully-diluted basis;
2.6.4.during any period of two consecutive years, individuals who at the beginning of such period constituted the members of the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office; or
2.6.5.the adoption of a plan for the liquidation or dissolution of the Company.
Notwithstanding the foregoing, to the extent that any amount constituting “non-qualified deferred compensation” under Section 409A ~~of the Code (as defined below)~~ would become payable under this Plan by reason of a Change in Control, ~~which does not~~no Change in Control shall be deemed to have occurred upon an event described in this Section 2.6 unless the event would also constitute a change in ownership or effective control of ~~the Company~~, or a change in the ownership of a substantial portion of the assets of, the Company ~~within the meaning of Section 409A of the Code, then the amount shall be payable on the earliest payment event permissible~~ under Section 409A ~~of the Code that is set forth in the Award Agreement~~.
2.7. ~~2.6~~    “Code” means the U.S. Internal Revenue Code of 1986, as amended~~.~~ and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable treasury regulations and guidance promulgated thereunder and any successor or similar statutory provisions.
2.8. ~~2.7~~    “Committee” means the committee of the Board appointed or described in Article ~~11~~ 11 to administer the Plan.
2.9. ~~2.8~~    “Common Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for the Common Stock pursuant to Article 10.

2.10. ~~2.9~~    “Company” means Pilgrim’s Pride Corporation, a Delaware corporation.
2.11. ~~2.10~~    “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Affiliate; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.
2.12. ~~2.11~~    “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.
2.13. ~~2.12~~    “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment, such as a treating physician’s written certification, sufficient to satisfy the Board in its discretion. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, “Disability” means the Participant is disabled within the meaning of Section 22(e)(3) of the Code.
2.14. ~~2.13~~    “Dividend Equivalent Right” means a right granted to a Participant pursuant to Section 8.3 hereof to receive the equivalent value (in cash or Shares) of dividends paid on the Shares.
2.15. ~~2.14~~    “Effective Date” shall have the meaning set forth in Section ~~12.1~~12.1 hereof.
2.16. ~~2.15~~    “Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Committee.
2.17. ~~2.16~~    “Employee” means a full time or part time employee of the Company or any Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or Affiliate as (a) leased from or otherwise employed by a third party, (b) independent contractors or (c) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee in the case of (i) any vacation or sick time or otherwise approved paid time off in accordance with the Company or an Affiliate’s policy or (ii) transfers between locations of the Company or between the Company and/or any Affiliate. Neither services as a Director nor payment of a director’s fee by the Company or an Affiliate shall be sufficient to constitute “employment” by the Company or any Affiliate.
2.18. ~~2.17~~    “Equity Restructuring” shall mean a nonreciprocal transaction between the ~~company~~Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding Awards.
2.19. ~~2.18~~    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
2.20. ~~2.19~~    “Fair Market Value” means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in ~~the~~The Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in clauses (a) or (b) of this Section ~~2.19~~2.20, the fair market value established by the Committee acting in good faith.
2.21. ~~2.20~~    “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
2.22. ~~2.21~~    “Independent Director” means a Director of the Company who is not an Employee.
2.23. ~~2.22~~    “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.
2.24. ~~2.23~~    “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
2.25. ~~2.24~~    “Option” means a right granted to a Participant pursuant to Article ~~5~~ 5 to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
2.26. ~~2.25~~    “Participant” means any Eligible Individual who, as an Independent Director, Consultant or Employee, has been granted an Award pursuant to the Plan.
2.27. ~~2.26~~    “Performance-Based Award” means an Award ~~granted pursuant to Article 6 or Article 8~~ that vests, in whole or in part, based on the attainment of Performance Goals.
2.28. ~~2.27~~    “Performance Bonus Award” has the meaning set forth in Section ~~8.5~~8.5 hereof.
2.29. ~~2.28~~    “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that may be used to establish Performance Goals include, but are not limited to the following: revenue; earnings or net earnings (including earnings before or after any one or more of the following: interest, taxes, depreciation, or amortization); sales; economic value-added; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on capital; earnings per share of Common Stock (including earnings before any one or more of the following: interest, taxes, depreciation, amortization, restructuring costs or rental expenses); return on equity; return on capital; total stockholder return; return on invested capital; return on assets or net assets; return on sales; income or net income (either before or after taxes); operating earnings; operating income or net operating income; operating profit or net operating profit; operating or net profit margin; cost reductions or savings or expense management; funds from operations; appreciation in the Fair Market Value of shares of Common Stock; working capital; market share; productivity; expense; operating efficiency; customer satisfaction; and safety record, any of which may be measured in absolute terms or as compared to any incremental increase, on a consolidated basis, on an adjusted basis, or as compared to the performance of a published or special index, including, but not limited to, the Standard & Poor’s 500 Stock Index, the Nasdaq Market Index, the Russell 2000 ~~index~~Index or a group of comparable companies, or any combination thereof.

2.30. ~~2.29~~    “Performance Goals” means, for a Performance Period, the goals established ~~in writing~~ by the Committee ~~for the Performance Period based upon~~which may, but are not required to, include the Performance Criteria. ~~Depending on the Performance Criteria used to establish such Performance Goals, the~~ The Performance Goals may be expressed in terms of overall Company performance, the performance of an Affiliate, the performance of a division, business unit, geography, segment, product, product line, partnership, joint venture, minority investment or any combination thereof, of the Company or an Affiliate, ~~or~~ the performance of an individual, or any other measure determined by the Committee. The Committee, in its discretion, may ~~appropriately~~ adjust or modify Performance Goals or the calculation of Performance Goals for such Performance Period ~~in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.~~either upwards or downwards in its discretion.
2.31. ~~2.30~~    “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
2.32. ~~2.31~~    “Performance Share” means a right granted to a Participant pursuant to Section 8.1 hereof, to receive Shares, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.33. ~~2.32~~    “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Shares, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.34. ~~2.33~~    “Plan” means this Pilgrim’s Pride Corporation Amended and Restated 2019 Long Term Incentive Plan, as it may be amended from time to time.
2.35. ~~2.34~~    “Restricted Stock” means Shares awarded to a Participant pursuant to Article 6 that are subject to certain restrictions and may be subject to risk of forfeiture.
2.36. ~~2.35~~    “Restricted Stock Unit” means an Award granted pursuant to Section 8.4 hereof and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.
2.37. ~~2.36~~    “Section 409A ~~Compliance” shall have the meaning assigned to it in~~” means Section ~~9.6 hereof~~409A of the Code.
2.38. ~~2.37~~    “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
2.39.“Separation from Service” means a “separation from service” as such term is defined for purposes of Section 409A.
2.40.“Service” means the provision of services by a Participant to the Company or any Affiliate in any Eligible Individual capacity.
2.41. ~~2.38~~    “Share” means a share of Common Stock.

2.42. ~~2.39~~    “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.
2.43. ~~2.40~~    “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
ARTICLE 3.SHARES SUBJECT TO THE PLAN
3.1.Number of Shares.
3.1.1.Subject to Article 10 and Section 3.1(b) hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is ~~2,000,000~~4,500,000 Shares, all of which may be issued upon the exercise of Incentive Stock Options. In determining the number of Shares to be counted against this share reserve in connection with any Award, where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.
3.1.2.To the extent that an Award terminates, expires, lapses for any reason, or is settled in cash, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award. To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against Shares available for grant pursuant to this Plan. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. ~~Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.~~
3.2.Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.
~~3.3    Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, the maximum number of Shares with respect to one or more Awards that may be granted to any one Participant during any fiscal year shall be 2,000,000 Shares and the maximum amount that may be paid in cash during any fiscal year with respect to any Award (including, without limitation, any Performance Bonus Award) shall be $10,000,000.~~
3.3. ~~3.4~~    Repricing. Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior stockholder approval. Subject to compliance with the provisions of the immediately preceding sentence regarding a Repricing, the Committee may, at any time or from time to time: (a) authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards or (b) buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree. For purposes of the Plan, “Repricing” means any of the following or any other action that has the same purpose and effect: (i) lowering the exercise price of an outstanding Option or SAR granted under the Plan after it is granted or (ii) canceling an outstanding Award granted under the Plan at a time when its exercise or purchase price exceeds the then Fair Market Value of the stock underlying such outstanding Award, ~~in~~In exchange for another Award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off or other similar corporate transaction.
3.4.Limits on Compensation to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any one Non-Employee Director, together with the amount of any cash fees or retainers paid to such Non-Employee Director during such calendar year with respect to such individual’s service as a Non-Employee Director shall not exceed $500,000.
ARTICLE 4.ELIGIBILITY AND PARTICIPATION
4.1.Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.
4.2.Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.
4.3.Non-U.S. Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries outside the United States in which the Company and its Affiliates operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable laws of jurisdictions outside of the United States; (d) establish subplans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices), including adoption of rules, procedures or subplans applicable to particular Affiliates or Participants residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 hereof; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and subplans with provisions that limit or modify rights on death, disability or retirement or on termination of ~~employment~~Service, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Share certificates or other indicia of ownership which may vary with local requirements. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.
ARTICLE 5.STOCK OPTIONS
5.1.General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

5.1.1.Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 5.2(c) hereof, the per Share exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
5.1.2.Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
5.1.3.Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash or check, (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which the Award shall be exercised, (iii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code), (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), or (v) any combination of the foregoing methods of payment. The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
5.1.4.Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.
5.2.Incentive Stock Options. Incentive Stock Options shall be granted only to Employees of the Company or any Subsidiary, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1hereof, must comply with the provisions of this Section 5.2.
5.2.1.Expiration. Subject to Section 5.2(c) hereof, an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:
5.2.1.1.Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;
5.2.1.2.Three months after the Participant’s termination of employment as an Employee; and
5.2.1.3.One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
5.2.2.Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year (under the Plan and all other plans of the Company and its Affiliates) may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
5.2.3.Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Shares of the Company only if (i) such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and (ii) the Option is exercisable for no more than five years from the date of grant.
5.2.4.Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Participant.
5.2.5.Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
5.2.6.Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.
5.3.Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have ~~to~~the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.
ARTICLE 6.RESTRICTED STOCK AWARDS
6.1.Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.
6.2.Purchase Price. At the time of the grant of an Award of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award of Restricted Stock. To the extent required by applicable law, the price to be paid by the Participant for each Share subject to the Award of Restricted Stock shall not be less than the par value of a Share (or such higher amount required by applicable law). The purchase price of Shares acquired pursuant to the Award of Restricted Stock shall be paid either: (i) in cash at the time of purchase; (ii) at the sole discretion of the Committee, by services rendered or to be rendered to the Company or an Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with applicable law.
6.3.Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
~~6.4    Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.~~

6.4. ~~6.5~~    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
ARTICLE 7.STOCK APPRECIATION RIGHTS
7.1.Grant of Stock Appreciation Rights.
7.1.1.A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement, provided that the term of any Stock Appreciation Right shall not exceed ten years.
7.1.2.A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Shares on the date the Stock Appreciation Right was granted and (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2.Payment and Limitations on Exercise.
7.2.1.Subject to Section 7.2(b) hereof, payment of the amounts determined under Section 7.1(b) hereof shall be in cash, in Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.
7.2.2.To the extent any payment under Section 7.1(b) hereof is effected in Shares, it shall be made subject to satisfaction of all provisions of Article 5 pertaining to Options.
ARTICLE 8.OTHER TYPES OF AWARDS
8.1.Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Awards of Performance Shares which shall be denominated in a number of Shares and which may be linked to any one or more ~~of the~~ Performance ~~Criteria or other specific performance criteria determined appropriate by the Committee~~Goals, in each case on a specified date or dates or over any period or periods determined by the Committee. ~~In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.~~
8.2.Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalents of Shares and/or units of value including dollar value of Shares and which may be linked to any one or more of the Performance ~~Criteria or other specific performance criteria determined appropriate by the Committee~~Goals, in each case on a specified date or dates or over any period or periods determined by the Committee. ~~In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.~~
8.3.Dividend Equivalent Rights. ~~Any Eligible Individual selected by the~~ The Committee may ~~be granted~~provide for a grant of Dividend Equivalent Rights ~~based on the dividends declared on the Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee~~in an Award. Such Dividend Equivalent Rights shall be ~~converted to cash or additional Shares by such formula and at such time and~~ subject to ~~such limitations as may be determined by the Committee~~the terms of the Award.
8.4.Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award ~~and may be determined at the election of the grantee~~. On the maturity date, the Company shall, subject to Section 9.5(b), transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Stock Unit may be made in cash or any combination of cash and Shares, as determined by the Committee, in its sole discretion, at the time of grant of the Restricted Stock Units. Methods of converting Restricted Stock Units into cash may include, without limitation, a method based on the average Fair Market Value of Shares over a series of trading days. ~~A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company.~~ Restricted Stock

Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Stock Unit.
8.5.Performance Bonus Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee ~~and relate to one or more of the Performance Criteria~~, in each case on a specified date or dates or over any period or periods determined by the Committee.
8.6.Other Awards. The Committee is authorized under the Plan to make any other Award to an Eligible Individual that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) a right with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.
~~8.7    Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalent Rights, Restricted Stock Units and any other Award granted pursuant to this Article 8 shall be set by the Committee in its discretion.~~
~~8.8    Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units and any other Award granted pursuant to this Article 8; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law.~~
~~8.9    Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalent Rights, Restricted Stock Units and any other Award granted pursuant to this Article 8 shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalent Rights, Restricted Stock Units or any other Award granted pursuant to this Article 8 may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.~~
8.7. ~~8.10~~    Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Shares or a combination of both, as determined by the Committee.
8.8. ~~8.11~~    Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.
8.9. ~~8.12~~    Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or an Affiliate on the day a Performance-Based Award for the appropriate Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned by a Participant under a Performance-Based Award, the Committee shall have the right to modify the amount payable at a given level of performance, if in its sole and absolute discretion, such modification is appropriate, or to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period. In addition, the Committee may, in its discretion, adjust the amount of the Performance-Based Award actually paid to any Participant either upwards or downwards.
8.10.Deferrals of Full Value Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Award other than an Option or Stock Appreciation Right, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Award Agreement or in such other agreement, plan or document as the Committee may determine, or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts.
ARTICLE 9.PROVISIONS APPLICABLE TO AWARDS
9.1.Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
9.2.Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, as determined by the Committee, which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

9.3.Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant (including, without limitation, to a third party financial institution or for consideration) other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Independent Directors). The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including, but not limited to, members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee ~~receive~~receives evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or an Affiliate to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
9.4.Beneficiaries. ~~Notwithstanding Section 9.3 hereof, a~~ A Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee prior to the Participant’s death.
9.5.Stock Certificates; Book Entry Procedures.
9.5.1.Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise or vesting of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state local, securities or other laws, including laws of jurisdictions outside of the United States, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
9.5.2.Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
~~9.6    Accelerated Vesting and Deferral Limitations. The Committee shall not have the discretionary authority to accelerate or delay issuance of Shares under an Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, except to the extent that such acceleration or delay may, in the discretion of the Committee, be effected in a manner that will not cause any person to incur taxes, interest or penalties under Section 409A of the Code (“Section 409A Compliance”).~~

9.6.Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
ARTICLE 10.CHANGES IN CAPITAL STRUCTURE
10.1.Adjustments.
10.1.1.In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the price of the Shares other than an Equity Restructuring, the Committee shall make such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 ~~a~~nd 3.3 hereof); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per Share for any outstanding Awards under the Plan.
10.1.2.In the event of any transaction or event described in Section 10.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
10.1.2.1.To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 10.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
10.1.2.2.To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
10.1.2.3.To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in outstanding options, rights and awards and options, rights and awards which may be granted in the future;

10.1.2.4.To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
10.1.2.5.To provide that the Award cannot vest, be exercised or become payable after such event.
10.1.3.In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 10.1(a) and 10.1(b) hereof:
10.1.3.1.The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 10.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
10.1.3.2.The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof).
10.2.Acceleration Upon a Change in Control and for Other Reasons.
10.2.1.Notwithstanding Section 10.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including, but not limited to, the date of such Change in Control, and shall give each Participant the right to exercise or accelerate such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.
10.2.2.Regardless of whether an event has occurred as described in Section 10.2(a) above, ~~and subject to Article 6 and Article 8 as to Performance-Based Awards~~, the Committee may in its sole discretion at any time determine that, upon the termination of employment or service of a Participant for any reason, or the occurrence of a Change of Control, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any Performance Criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare.
~~(c)The Committee may discriminate among Participants and among Awards made to a Participant in exercising its discretion pursuant to this Section 10.2. In the event that the terms of any agreement between the Company or any Affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 10.2, this Section 10.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.~~
10.2.3. ~~10.3~~    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the

Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or exercise price of any Award. The Committee will not be required to treat all Awards or Participants similarly for purposes of this Article 10.
ARTICLE 11.ADMINISTRATION
11.1.Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist of at least one Non-Employee Director and one “independent director” under the rules of Nasdaq (or other principal securities market on which Shares are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 11.5 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in the certificate of incorporation or bylaws of the Company or in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.
11.2.Action by the Committee. Unless otherwise established by the Board or in the certificate of incorporation or bylaws of the Company or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
11.3.Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
11.3.1.Designate Participants to receive Awards;
11.3.2.Determine the type or types of Awards to be granted to each Participant;
11.3.3.Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

11.3.4.Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;
11.3.5.Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
11.3.6.Prescribe the form of each Award Agreement, which need not be identical for each Participant;
11.3.7.Decide all other matters that must be determined in connection with an Award;
11.3.8.Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
11.3.9.Determine conclusively whether a Change in Control of the Company has occurred pursuant to the definition in Section ~~2.5~~6, and the date of the occurrence of such Change in Control and any incidental matters relating thereto;
11.3.10.Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
11.3.11.Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
11.4.Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
11.5.Delegation of Authority. To the extent ~~permitted by~~not inconsistent with applicable law or stock exchange rules, the Board or Committee may ~~from time to time~~ delegate ~~to a committee of~~all or any portion of its authority under the Plan to any one or more of its members ~~of the Board or one or more officers of the Company the authority to grant or amend~~or, as to Awards to Participants ~~other than (a) Employees~~ who are not subject to Section 16 of the Exchange Act ~~or (b)~~, to a committee of one or more directors or to one or more executive officers of the Company ~~(or Directors) to whom authority to grant or amend Awards has been delegated hereunder~~. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable. For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in the laws or regulations, including in jurisdictions outside the United States. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegatee. ~~At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Board.~~
ARTICLE 12.EFFECTIVE AND EXPIRATION DATE

12.1.Effective Date. The Plan ~~is effective as of December 28, 2019.~~became effective on the Effective Date. The Amended and Restated Plan will become effective on the Restatement Date, provided that it is approved by the Company’s shareholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i).
12.2.Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after ~~December 28, 2029, except that no Incentive Stock Options may be granted under the Plan after the earlier of the~~the tenth anniversary of ~~(a)~~ the ~~date the Plan is approved by the Board or (b) the Effective~~Restatement Date. Any Awards that are outstanding on the tenth anniversary of the ~~Effective~~Restatement Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
ARTICLE 13.AMENDMENT, MODIFICATION, AND TERMINATION
13.1.Amendment, Modification, and Termination~~. Subject to Section 14.14 hereof, with~~ of the Plan. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary ~~and desirable~~ to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 10), or (ii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award except as provided under Section 13.2, or unless such action is necessary to comply with applicable law or stock exchange rules.
13.2.~~Awards Previously Granted. Except with respect to amendments made pursuant to Section 14.14 hereof~~Amendment of Awards. Subject to Section 3.3, the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that, unless otherwise provided herein or in an Agreement, no termination, amendment, or modification of ~~the Plan~~an Award shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 14.17(a); provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant~~.~~, and provided further that a Participant’s rights with respect to an Award will not be deemed to have been adversely affected by any amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights.
ARTICLE 14.GENERAL PROVISIONS
14.1.No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
14.2.No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the record owner of such Shares, notwithstanding the exercise of an Option or other Award.

14.3.Withholding. The Company or any Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or an Affiliate, as appropriate, to satisfy withholding obligations for the payment of taxes. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such Shares were acquired by the Participant from the Company) in order to satisfy the Participant’s U.S. federal, state, local and non-U.S. income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. No Shares shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of the tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of this Plan.
14.4.No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate.
14.5.Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant.
14.6.Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.7.Relationship to ~~other~~Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
14.8.Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
14.9.Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
14.10.Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
14.11.Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
14.12.Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations of the United States and jurisdictions outside the United States, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States ~~of~~or in a jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the Shares paid pursuant to the Plan. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.
14.13.Governing Law. The Plan and all Award Agreements, and all controversies arising thereunder or related thereto, shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws that would apply to any other law.

~~14.14    Section 409A. Except as provided in Section 14.15 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.~~
14.14.Section 409A. It is intended that all Awards under the Plan will be exempt from, or will comply with, Section 409A, and to the maximum extent permitted the Awards and the Plan will be interpreted and administered in accordance with this intent. Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A. If payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Section 409A:
14.14.1.If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a Separation from Service; and
14.14.2.If any amount shall be payable with respect to any such Award as a result of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Section 409A, then no payment shall be made, except as permitted under Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s Separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Section 409A, specified employees will be identified by the Board in its discretion in accordance with the default provisions specified under Section 409A.
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Section 409A, or (iii) shall have any liability to any Participant for any such tax liabilities.
14.15.No Representations or Covenants with respect to Tax Qualification. ~~Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or~~

~~French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the~~ The Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 14.14 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.
14.16.Subplans. The Committee shall have the authority to adopt, alter, and terminate subplans, appendices, or supplements under this Plan as it may deem necessary, appropriate, or desirable for any purpose, including without limitation, to facilitate the administration of the Plan, comply with applicable laws or regulations, or meet specific needs or objectives of the Company or its Affiliates; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.4 hereof.
14.17.Applicable Policies.
14.17.1.Forfeiture and Compensation Recovery. Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law or stock exchange. Any Agreement will be automatically unilaterally amended to comply with any such compensation recovery policy.
14.17.2. ~~14.16    Applicable~~Other Policies. Notwithstanding any other provision of ~~the~~this Plan ~~or an Award agreement to the contrary, acceptance by any Participant of any Award granted pursuant to the Plan constitutes such Participant’s acknowledgement and agreement that all Awards made~~, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to ~~(a) Section 304 of the Sarbanes Oxley Act of 2002, (b) any rules and/or regulations issued pursuant to the Dodd-Frank Act of 2010 or any clawback policy adopted by the Company pursuant to such rules and/or regulations and (c) the insider trading policy of the Company.~~compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines.

PILGRIM'S PRIDE CORPORATION
1770 PROMONTORY CIRCLE
GREELEY, CO 80634
ATTN: KIMBERLY PRYOR

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V68850-P26859

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PILGRIM'S PRIDE CORPORATION

The Board of Directors recommends you vote FOR the following:

Election of Directors

Nominees:

		For	Withhold
1.	JBS Directors		
	1a. Gilberto Tomazoni	☐	☐
	1b. Wesley Mendonça Batista	☐	☐
	1c. Joesley Mendonça Batista	☐	☐
	1d. Andre Nogueira de Souza	☐	☐
	1e. Farha Aslam	☐	☐
	1f. Raul Padilla	☐	☐
	1g. Joanita Karoleski	☐	☐
	1h. Ajay Menon	☐	☐
2.	Equity Directors		
	2a. Wallim Cruz De Vasconcellos Junior	☐	☐
	2b. Arquimedes A. Celis	☐	☐

The Board of Directors recommends you vote FOR proposals 3, 4, and 5:	For	Against	Abstain
3. Advisory vote to approve executive compensation.	☐	☐	☐
4. Ratify the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2025.	☐	☐	☐
5. Approve the Amended and Restated Pilgrim's Pride Corporation 2019 Long Term Incentive Plan.	☐	☐	☐

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V68851-P26859

PILGRIM'S PRIDE CORPORATION
Annual Meeting of Stockholders
April 30, 2025 8:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gilberto Tomazoni and Fabio Sandri as proxies, each with the power to appoint his substitute, and hereby authorizes them and each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Pilgrim's Pride Corporation held of record by the undersigned on March 20, 2025, at the Annual Meeting of Stockholders to be held on Wednesday, April 30, 2025, at the Pilgrim's Pride Corporation Corporate Headquarters 1770 Promontory Circle, Greeley, CO 80634, or at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting of Stockholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side